     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           SUN HEALTHCARE GROUP, INC.
                    and the Guarantors listed on Schedule A
             (Exact name of registrant as specified in its charter)

      SEE SCHEDULE A                   8051                SEE SCHEDULE A
      (State or other            (Primary standard        (I.R.S. employer
      jurisdiction of        industrial classification     identification
     incorporation or              code number)                number)
       organization)

                           --------------------------

                              101 SUN AVENUE, N.E.
                         ALBUQUERQUE, NEW MEXICO 87109
                                 (505) 821-3355
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                             ROBERT F. MURPHY, ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                              SUN HEALTHCARE, INC.
                              101 SUN AVENUE, N.E.
                         ALBUQUERQUE, NEW MEXICO 87109
                                 (505) 821-3355
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                          COPIES OF CORRESPONDENCE TO:

                             WILLIAM H. HINMAN, JR.
                              SHEARMAN & STERLING
                       555 CALIFORNIA STREET, SUITE 2000
                        SAN FRANCISCO, CALIFORNIA 94104

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

            TITLE OF EACH CLASS                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
               OF SECURITIES                      AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
              TO BE REGISTERED                  BE REGISTERED          PER UNIT       OFFERING PRICE(1)         FEE(2)
9 3/8% Senior Subordinated Notes due 2008...     $150,000,000            100%            $150,000,000          $44,250

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(n), no separate registration fee is payable with respect to the subsidiary guarantees.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SCHEDULE A

                                                                                               I.R.S. EMPLOYER
                                                                              STATE OF          IDENTIFICATION
COMPANY                                                                    INCORPORATION            NUMBER
-----------------------------------------------------------------------  ------------------  --------------------
Accelerated Care Plus, LLC.............................................       Delaware               48-1167102
Americare Group Purchasing, Inc........................................       Delaware               22-3046484
Americare Health Services Corp.........................................       Delaware               22-3046557
Americare Homecare, Inc................................................         Ohio                 31-1221902
Americare of West Virginia, Inc........................................    West Virginia             55-0591320
AmeriDyne Corporation..................................................      Tennessee               62-1327112
Atlantic Medical Supply Company, Inc...................................       Georgia                58-1458679
Bay Colony Health Service, Inc.........................................    Massachusetts             04-2761614
Beckley Health Care Corp...............................................    West Virginia             31-1042548
Bergen Eldercare, Inc..................................................      New Jersey              04-2916682
Bibb Health & Rehabilitation, Inc......................................       Georgia                58-2291182
Braswell Enterprises, Inc..............................................      California              95-2506400
Brent-Lox Hall Nursing Home, Inc.......................................       Virginia               54-1040945
Brittany Rehabilitation Center, Inc....................................      California              68-0258445
Cal-Med, Inc...........................................................      California              33-0579128
Capitol Care Management Company, Inc...................................       Georgia                58-2042415
Care Enterprises, Inc..................................................       Delaware               95-3311961
Care Enterprises West..................................................         Utah                 87-0309021
Care Home Health Services..............................................      California              95-3701776
Carmichael Rehabilitation Center.......................................      California              33-0273967
Charlton Healthcare, Inc...............................................       Georgia                58-2274859
Circleville Health Care Corp...........................................         Ohio                 31-0921482
Clipper Home of North Conway, Inc......................................    New Hampshire             02-0417606
Clipper Home of Portsmouth, Inc........................................    New Hampshire             02-0350094
Clipper Home of Rochester, Inc.........................................    New Hampshire             02-0402767
Clipper Home of Wolfeboro, Inc.........................................    New Hampshire             02-0382521
Coalinga Rehabilitation Center.........................................      California              33-0276607
Community Re-Entry Services of Cortland, Inc...........................       Delaware               04-3200915
Contour Medical of Central Florida, Inc................................       Florida                59-2492613
Contour Medical, Inc...................................................        Nevada                77-0163521
Contour Medical - Michigan.............................................       Michigan               38-2051292
Covina Rehabilitation Center...........................................      California              95-4143257
Crescent Medical Services, Inc.........................................       Georgia                58-2253030
Dunbar Health Care Corp................................................    West Virginia             55-1593257
Duval Healthcare Center, Inc...........................................       Georgia                58-2263059
Evergreen Rehabilitation Center........................................      California              33-0275077
Executive Pharmacy Services, Inc.......................................    North Carolina            56-1742124
F & L Associates, Inc..................................................       Virginia               54-1055888
Facility Supply, Inc...................................................       Florida                65-0053587
Fairfield Rehabilitation Center........................................      California              68-0147623
First Class Pharmacy, Inc..............................................      California              33-0482814
Fullerton Rehabilitation Center........................................      California              33-0275051
G-WZ of Stamford, Inc..................................................     Connecticut              04-3148131
Gainesville Healthcare Center, Inc.....................................       Georgia                58-2262845
Gardendale Health Care Center, Inc.....................................       Georgia                58-2238801
Glendora Rehabilitation Center.........................................      California              95-4254586
Glenville Health Care Corp.............................................    West Virginia             55-0618169
Golan Healthcare Group, Inc............................................    Massachusetts             04-3327918
Goodwin Nursing Home, Inc..............................................    New Hampshire             02-0303002
Grand Terrace Rehabilitation Center....................................      California              33-0275058
Hallmark Health Services, Inc..........................................       Delaware               33-0238351
Harbor View Rehabilitation Center......................................      California              33-0282137
Hawthorne Rehabilitation Center........................................      California              33-0273795
HC, Inc................................................................        Kansas                48-1070267
Heritage Rehabilitation Center.........................................      California              33-0275060

                                                                                               I.R.S. EMPLOYER
                                                                              STATE OF          IDENTIFICATION
COMPANY                                                                    INCORPORATION            NUMBER
-----------------------------------------------------------------------  ------------------  --------------------
Heritage - Torrance Rehabilitation Center..............................      California              33-0275060
HTA of New Jersey, Inc.................................................      New Jersey              22-3227978
Huntington Beach Convalescent Hospital.................................      California              33-0188584
Jackson Rehabilitation Center, Inc.....................................      California              33-0590471
Jeff Davis Healthcare, Inc.............................................       Georgia                58-2274872
Lake Forest Healthcare Center, Inc.....................................       Georgia                58-2223168
Lake Health Care Center, Inc...........................................       Georgia                58-2238805
Libbie Rehabilitation Center, Inc......................................       Virginia               54-0841294
Linda-Mar Rehabilitation Center........................................      California              33-0275064
Living Services, Inc...................................................      Washington              91-0921669
LTC Staffinders, Inc...................................................     Connecticut              04-3201528
Manatee Springs Nursing Center, Inc....................................       Florida                58-1534760
Maplewood Health Care Center of Jackson, Tennessee, Inc................      Tennessee               62-1493961
Marion Health Care Corp................................................         Ohio                 31-1037975
Masthead Corporation...................................................      New Mexico              74-2839804
Meadowbrook Rehabilitation Center......................................      California              33-0275079
Mediplex Atlanta Rehabilitation Institute, Inc.........................    Massachusetts             58-2081719
Mediplex Management, Inc...............................................    Massachusetts             04-2802626
Mediplex Management of Palm Beach County, Inc..........................       Florida                04-2983837
Mediplex Management of Texas, Inc......................................        Texas                 04-3154661
Mediplex of Concord, Inc...............................................    Massachusetts             04-2587669
Mediplex of Connecticut, Inc...........................................     Connecticut              04-2587669
Mediplex of Kentucky, Inc..............................................       Kentucky              06-12255960
Mediplex of Maryland, Inc..............................................       Maryland               04-2983832
Mediplex of Massachusetts, Inc.........................................    Massachusetts             04-2667612
Mediplex of New Hampshire, Inc.........................................    New Hampshire             04-2773669
Mediplex of New Jersey, Inc............................................      New Jersey              04-2916680
Mediplex of New York, Inc..............................................       New York               04-2818624
Mediplex of Ohio, Inc..................................................         Ohio                 04-3156001
Mediplex of Tennessee, Inc.............................................      Tennessee               04-3203009
Mediplex of Virginia, Inc..............................................       Virginia               04-2916681
Mediplex Rehabilitation of Massachusetts, Inc..........................    Massachusetts             04-3135281
Mid-Florida, Inc.......................................................       Georgia                58-2193751
New Bedford Nursing Center, Inc........................................    Massachusetts             04-3170900
New Lexington Health Care Corp.........................................         Ohio                 31-1005156
Newport Beach Rehabilitation Center....................................      California               33-275085
Nursing Home, Inc......................................................      Washington              91-1572371
Oakview Treatment Centers of Kansas, Inc...............................        Kansas                04-2935538
Oasis Mental Health Treatment Center, Inc..............................      California              33-0674542
Orange Rehabilitation Hospital, Inc....................................       Delaware               25-1577331
Pacific Beach Physical Therapy, Inc....................................      California              33-0753831
Paradise Rehabilitation Center, Inc....................................      California              68-0296046
Paso Robles Rehabilitation Center......................................      California              33-0275086
Peachwood Physical Therapy Corporation.................................      California              33-0753831
Pharmacy Factors of California, Inc....................................      California              95-4488888
Pharmacy Factors of Florida, Inc.......................................       Florida                59-3086319
Pharmacy Factors of Texas, Inc.........................................        Texas                 59-3421095
Phoenix Associates, Inc................................................       Virginia               54-1021703
P.M.N.F. Management, Inc...............................................      New Jersey              22-2470101
Pro-Scription, Inc.....................................................       Georgia                58-2071710
Putnam Health Care Corp................................................    West Virginia             31-0996773
Quality Care Holding Corporation.......................................    Massachusetts             04-2981931
Quality N.H.F. Leasing, Inc............................................       Georgia             [Applied for]
Quality Nursing Care of Massachusetts, Inc.............................    Massachusetts             04-2981932
Quest Medical Supply, Inc..............................................       Georgia                58-2304143
Regency Health Services, Inc...........................................       Delaware               33-0210226
Regency High School, Inc...............................................      California              33-0595313

                                                                                               I.R.S. EMPLOYER
                                                                              STATE OF          IDENTIFICATION
COMPANY                                                                    INCORPORATION            NUMBER
-----------------------------------------------------------------------  ------------------  --------------------
Regency - North Carolina, Inc..........................................    North Carolina            56-1954175
Regency Outpatient Services, Inc.......................................      California              33-0753831
Regency Rehab Hospitals, Inc...........................................      California               330674540
Regency Rehabilitation Management & Consulting Services, Inc...........      California              33-0737014
Regency Rehab Properties, Inc..........................................      California              95-4576646
Regency - Tennessee, Inc...............................................      Tennessee               33-0690226
Renaissance Retirement, Inc............................................       Georgia                58-2263101
Retirement Care Associates, Inc........................................       Colorado               43-1441789
Retirement Management Corp.............................................       Georgia                59-3213688
RHS Management Corporation.............................................      California              33-0267103
Riviera Retirement, Inc................................................       Georgia                58-2250070
Roberta Health Care Center, Inc........................................       Georgia                58-2239033
Rosewood Rehabilitation Center, Inc....................................      California              68-0296043
Salem Health Care Corp.................................................    West Virginia             31-0996769
San Bernardino Rehabilitation Hospital, Inc............................       Delaware               33-0674540
Savannas Hospital Limited Partnership..................................       Florida                04-2959538
Sea Side Retirement, Inc...............................................       Georgia                58-2175004
Shandin Hills Rehabilitation Center....................................      California              33-0274086
SHG International Holdings, Inc........................................       Delaware               85-0447503
Southside Health Care Center, Inc......................................       Georgia                58-2255228
Special Medical Services, Inc..........................................        Texas                 75-2269050
Spofford Land, Inc.....................................................    New Hampshire             04-2817522
Statesboro Health Care Center, Inc.....................................       Georgia                58-2244890
Stockton Rehabilitation Center, Inc....................................      California              68-0296045
Summers Landing, Inc...................................................       Georgia                58-2221909
SunAlliance Healthcare Services, Inc...................................       Delaware               74-2843588
SunBridge, Inc.........................................................      New Mexico              85-0436352
Sun Care Corp..........................................................       Delaware               04-3097714
SunCare Respiratory Services, Inc......................................       Indiana                35-1812159
SunChoice Medical Supply, Inc..........................................      New Mexico              85-0444598
Sun Coast Retirement, Inc..............................................       Georgia                58-2202098
SunDance Rehabilitation Corporation....................................     Connecticut              06-1310410
SunFactors, Inc........................................................       Flordia                59-3199708
Sun Healthcare (Europe) LLC............................................      New Mexico           [applied for]
Sun Healthcare Group, Inc..............................................       Delaware               85-0410612
Sun Healthcare, Inc....................................................       Colorado               93-0962981
Sun Lane Purchase Corporation..........................................      New Mexico              85-0447504
Sunmark of New Mexico..................................................      New Mexico              85-0431051
SunPlus Home Health Services, Inc......................................      California              68-0295781
SunQuest Consulting, Inc...............................................      New Mexico              85-0416094
SunRise Healthcare Corporation.........................................      New Mexico              85-0370802
Sunrise Healthcare of Colorado, Inc....................................       Colorado               84-1270639
Sunrise Healthcare of Florida, Inc.....................................       Florida                74-2782684
Sunrise Rehab of Colorado, Inc.........................................       Colorado               84-1270638
SunScript Pharmacy Corporation.........................................      New Mexico              85-0406441
SunSolution, Inc.......................................................       Delaware               85-0447505
SunSpectrum Outpatient Rehabilitation-Concord, Inc.....................    Massachusetts             04-3175073
The Mediplex Group, Inc................................................    Massachusetts             04-2803133
Vista Knoll Rehabilitation Center, Inc.................................      California              33-0569625
West Jersey/Mediplex Rehabilitation L.P................................      New Jersey              74-2734050
West Tennessee, Inc....................................................       Georgia                58-2170727
Willowview Rehabilitation Center.......................................      California              33-0273968
Willow Way, Inc........................................................       Georgia                58-2230851
Woodbury Health Care Center, Inc.......................................       Georgia                58-2238807
Worcester Nursing Center, Inc..........................................    Massachusetts             04-3335449

                           SUN HEALTHCARE GROUP, INC.
                             CROSS-REFERENCE SHEET
       PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION IN THE
            PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-4

ITEM                                                                         LOCATION IN PROSPECTUS
--------------------------------------------------------  ------------------------------------------------------------
       1.  Forepart of the Registration Statement and
             Outside Front Cover Page of Prospectus.....  Facing Page of the Registration Statement; Cross Reference
                                                            Sheet; Outside Front Cover Page of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.................................  Available Information; Incorporation of Certain Documents by
                                                            References; Outside Back Cover Page of Prospectus

       3.  Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information..............  Prospectus Summary; Risk Factors; Ratio of Earnings to Fixed
                                                            Changes Selected Consolidated Financial Data

       4.  Terms of the Transaction.....................  Prospectus Summary; Risk Factors; The Exchange Offer;
                                                            Description of New Notes; Plan of Distribution; Certain
                                                            Federal Income Tax Considerations

       5.  Pro Forma Financial Information..............  Not Applicable

       6.  Material Contracts With the Company Being
             Accepted...................................  Not Applicable

       7.  Additional Information Required for
             Reoffering by Persons and Parties Deemed to
             be Underwriters............................  Not Applicable

       8.  Interests of Named Experts and Counsel.......  Not Applicable

       9.  Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities................................  Not Applicable

      10.  Information with Respect to S-3
             Registrants................................  Prospectus Summary

      11.  Incorporation of Certain Information by
             Reference..................................  Available Information; Incorporation of Certain Documents by
                                                            Reference

      12.  Information with Respect to S-2 or S-3
             Registrants................................  Not Applicable

      13.  Incorporation of Certain Information by
             Reference..................................  Not Applicable

      14.  Information with Respect to Registrants Other
             Than S-3 or S-2 Registrants................  Not Applicable

ITEM                                                                         LOCATION IN PROSPECTUS
--------------------------------------------------------  ------------------------------------------------------------
      15.  Information with Respect to S-3 Companies....  Not Applicable

      16.  Information with Respect to S-2 or S-3
             Companies..................................  Not Applicable

      17.  Pro Forma Financial Information..............  Not Applicable

      18.  Information if Proxies, Consents or
             Authorization Are To Be Solicited..........  Not Applicable

      19.  Information if Proxies, Consents or
             Authorizations Are Not To Be Solicited or
             in an Exchange Offer.......................  Prospectus Summary; The Exchange Offer; Description of the
                                                            New Notes

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION--DATED JULY 31, 1998

PROSPECTUS
                           SUN HEALTHCARE GROUP, INC.
                                ---------------
    Offer to Exchange 9 3/8% Series B Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 9 3/8% Series A Senior Subordinated Notes due 2008.
    The Exchange Offer will expire at 5:00 p.m., New York City time, on August
  , 1998, unless extended.
    The 9 3/8% Series B Senior Subordinated Notes due 2008 (the "New Notes") of Sun Healthcare Group, Inc. ("Sun" or the "Company"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding 9 3/8% Series A Senior Subordinated Notes due 2008 (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding as of the date hereof. The New Notes and the Old Notes are collectively referred to herein as the "Notes."
    Any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires,
which will be August   , 1998 (20 business days following the commencement of
the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Company, and to the terms of the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of May 4, 1998, among the Company, the Guarantors named therein (the "Guarantors") and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan & Co., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc. (the "Initial Purchasers"). Old Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer."
    The New Notes will be entitled to the benefits of the same Indenture (as defined herein) that governs the Old Notes and will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes do not contain terms with respect to the liquidated damages provisions and the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of New Notes."
                                                   (CONTINUED ON FOLLOWING PAGE)
    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS PROSPECTUS.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    THE COMPANY WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED PRIVATE
NOTES NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON AUGUST   , 1998,
UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF PRIVATE NOTES BEING TENDERED FOR EXCHANGE. PRIVATE NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT THE COMPANY TERMINATES THE EXCHANGE OFFER AND DOES NOT ACCEPT FOR EXCHANGE ANY PRIVATE NOTES, THE COMPANY WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED PRIVATE NOTES TO THE HOLDERS THEREOF.
                           --------------------------
               THE DATE OF THIS PROSPECTUS IS             , 1998

(CONTINUED FROM PREVIOUS PAGE)

    The New Notes will initially be represented by global notes in fully registered form and will be deposited with the Trustee as custodian for and registered in the name of a nominee of The Depository Trust Company (the "DTC"). Beneficial interests in the global notes will be shown on, and transfers thereof will be effected through, records maintained by the DTC and its participants.

    Interest is payable in cash semi-annually in arrears on November 1 and May 1 of each year commencing November 1, 1998. The New Notes will mature on May 1, 2008. On or after May 1, 2003, the Company may redeem the New Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the date of redemption. In addition, upon a Change of Control (as defined herein), each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.

    The New Notes will be senior subordinated, unsecured, general obligations of the Company, and, as such, subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company. The New Notes will rank PARI PASSU with all existing and future senior subordinated indebtedness of the Company and will rank senior to all other existing and future subordinated indebtedness of the Company. The New Notes will be fully and unconditionally guaranteed on an unsecured, senior subordinated and joint and several basis (the "Guarantees") by all existing and future material Subsidiaries (as defined) of Sun other than the CareerStaff Companies (as defined herein) and the Foreign Companies (as defined herein) (collectively, the "Guarantors"), each of which is listed on Schedule A hereto. The New Notes will also be effectively subordinated to (i) all existing and future liabilities of the Company's subsidiaries which are not Guarantors and (ii) all existing and future Senior Debt of the Guarantors. As of March 31, 1998, after giving effect to the offering of the Old Notes (the "2008 Notes Offerings" and the offering of Convertible Trust Issued Preferred Securities in May 1998 (the "Convertible Preferred Securities Offering" and together with the 2008 Notes Offering, the "May Offerings") the aggregate amount of indebtedness (excluding intercompany indebtedness) that effectively ranked senior to the New Notes and the Guarantees was approximately $855.5 million. As of March 31, 1998 after giving effect to the May 2008 Offerings approximately $256.2 million of indebtedness ranking PARI PASSU in right of payment with the New Notes and/or the Guarantees and $104.0 million of indebtedness ranking subordinate in right of payment to the New Notes and/or the Guarantees was outstanding. If the RCA and Contour Mergers (as defined) had been consummated, Sun's consolidated long-term debt would have increased by $177.3 million as of March 31, 1998, $177.3 million of which would have effectively ranked senior to the New Notes and/or the Guarantees (based on Retirement Care's March 31, 1998 balance sheet). All of the Guarantors have guaranteed the Company's obligations under the Company's Senior Credit Facility as have the CareerStaff Companies (which entities are not Guarantors).

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Notes directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Notes and have no arrangement or understanding with any person to participate in a distribution of such New Notes. By tendering the Old Notes in exchange for New Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Company for its own account; (ii) any New Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of the New Notes. If a holder of Old Notes is

(CONTINUED FROM PREVIOUS PAGE)
engaged in or intends to engage in a distribution of the New Notes or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL NOVEMBER   , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS OFFERING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    The Old Notes have been designated as eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages market. Prior to this Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Sun does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes through The Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Old Notes and Sun has been advised that the Initial Purchasers currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Notes."

                                   SCHEDULE A

Accelerated Care Plus, LLC
Americare Group Purchasing, Inc.
Americare Health Services Corp.
Americare Homecare, Inc.
Americare of West Virginia, Inc.
AmeriDyne Corporation
Atlantic Medical Supply Company, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Bibb Health & Rehabilitation, Inc.
Braswell Enterprises, Inc.
Brent-Lox Hall Nursing Home, Inc.
Brittany Rehabilitation Center, Inc.
Cal-Med, Inc.
Capitol Care Management Company, Inc.
Care Enterprises, Inc.
Care Enterprises West
Care Home Health Services
Carmichael Rehabilitation Center
Charlton Healthcare, Inc.
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Contour Medical of Central Florida, Inc.
Contour Medical, Inc.
Contour Medical - Michigan
Covina Rehabilitation Center
Crescent Medical Services, Inc.
Dunbar Health Care Corp.
Duval Healthcare Center, Inc.
Evergreen Rehabilitation Center
Executive Pharmacy Services, Inc
F & L Associates, Inc.
Facility Supply, Inc.
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
G-WZ of Stamford, Inc.
Gainesville Healthcare Center, Inc.
Gardendale Health Care Center, Inc.
Glendora Rehabilitation Center
Glenville Health Care Corp.
Golan Healthcare Group, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center
HC, Inc.
Heritage Rehabilitation Center
Heritage - Torrance Rehabilitation Center
HTA of New Jersey, Inc.
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center, Inc.

                              SCHEDULE A CONTINUED
Jeff Davis Healthcare, Inc.
Lake Forest Healthcare Center, Inc.
Lake Health Care Center, Inc.
Libbie Rehabilitation Center, Inc.
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Maplewood Health Care Center of Jackson, Tennessee, Inc.
Marion Health Care Corp.
Masthead Corporation
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
Mid-Florida, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Orange Rehabilitation Hospital, Inc.
Pacific Beach Physical Therapy, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center
Peachwood Physical Therapy Corporation
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
Phoenix Associates, Inc.
P.M.N.F. Management, Inc.
Pro-Scription, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality N.H.F. Leasing, Inc.
Quality Nursing Care of Massachusetts, Inc.
Quest Medical Supply, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency - North Carolina, Inc.
Regency Outpatient Services, Inc.
Regency Rehab Hospitals, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
Regency - Tennessee, Inc.

                              SCHEDULE A CONTINUED
Renaissance Retirement, Inc.
Retirement Care Associates, Inc.
Retirement Management Corp.
RHS Management Corporation
Riviera Retirement, Inc.
Roberta Health Care Center, Inc.
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
San Bernardino Rehabilitation Hospital, Inc.
Savannas Hospital Limited Partnership
Sea Side Retirement, Inc.
Shandin Hills Rehabilitation Center
SHG International Holdings, Inc.
Southside Health Care Center, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Statesboro Health Care Center, Inc.
Stockton Rehabilitation Center, Inc.
Summers Landing, Inc.
SunAlliance Healthcare Services, Inc.
SunBridge, Inc.
Sun Care Corp.
SunCare Respiratory Services, Inc.
SunChoice Medical Supply, Inc.
Sun Coast Retirement, Inc.
SunDance Rehabilitation Corporation
SunFactors, Inc.
Sun Healthcare (Europe) LLC
Sun Healthcare Group, Inc.
Sun Healthcare, Inc.
Sun Lane Purchase Corporation
Sunmark of New Mexico
SunPlus Home Health Services, Inc.
SunQuest Consulting, Inc.
SunRise Healthcare Corporation
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
West Jersey/Mediplex Rehabilitation L.P.
West Tennessee, Inc.
Willowview Rehabilitation Center
Willow Way, Inc.
Woodbury Health Care Center, Inc.
Worcester Nursing Center, Inc.

                             AVAILABLE INFORMATION

    Sun is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including Sun. In addition, reports, proxy statements and other information concerning Sun may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Sun with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Notes offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Sun and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission (File No. 1-1204) are incorporated herein by reference:

    1. Sun Healthcare Group, Inc.'s Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 filed May 22, 1998;

    2. Sun Healthcare Group, Inc.'s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 filed April 30, 1998;

    3. Sun Healthcare Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    4. Sun Healthcare Group, Inc. Amendment No. 2 to the Quarterly Report Form 10-Q/A for the three months ended March 31, 1998 filed June 2, 1998;

    5. Sun Healthcare Group, Inc.'s Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the three months ended March 31, 1998 filed May 22, 1998;

    6. Sun Healthcare Group, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

    7. Sun Healthcare Group, Inc.'s Current Reports on Form 8-K filed March 20, 1998, April 10, 1998, April 16, 1998, April 30, 1998, June 25, 1998 and
       July 21, 1998; and

    8. Sun Healthcare Group, Inc.'s Amendment to its Current Report on Form 8-K/A filed April 16, 1998, May 15, 1998 and May 15, 1998.

    All reports and any definitive proxy or information statements filed by Sun pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the New Notes offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon request from Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, Attention:
Secretary, telephone (505) 821-3355. In order to ensure timely delivery of the
documents, any request should be made by August    , 1998.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH OR REFERRED TO UNDER THE HEADING "RISK FACTORS." OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED IN THIS PROSPECTUS, INCLUDING STATEMENTS AS TO FUTURE FINANCIAL PERFORMANCE, CONSTITUTE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUN'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED OR REFERRED TO IN THE SECTION SET FORTH UNDER THE HEADING "RISK FACTORS." PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "SUN" OR THE "COMPANY" INCLUDE SUN HEALTHCARE GROUP, INC. AND ITS DIRECT AND INDIRECT SUBSIDIARIES.

                                  THE COMPANY

    Sun is a leading provider of high quality and cost efficient long-term, subacute and related specialty healthcare services in the United States and the United Kingdom and also has operations in Spain, Germany and Australia. At March 31, 1998, Sun operated 318 long-term and subacute care facilities (which includes assisted living and managed facilities) with 36,488 licensed beds in the United States and 177 long-term and acute care facilities with 11,132 licensed beds internationally. Sun is one of the largest providers of ancillary services to long-term care providers in the United States, including the provision of rehabilitation therapy (the provision of physical, occupational and speech therapy), respiratory therapy (the provision of respiratory therapy and the distribution of related equipment and supplies), temporary therapy staffing services and pharmaceutical products and services. Sun provides these services to over 1,600 affiliated and nonaffiliated long-term and subacute care facilities in the United States.

    Sun's inpatient care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care operations have experienced significant growth since Sun's inception in 1989, primarily from acquisitions of additional facilities. See "Business--Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 . Sun believes its inpatient care operations provide it with a platform to expand its therapy and pharmaceutical businesses (which include dispensing pharmaceuticals for such purposes as infusion therapy, pain management, antibiotic therapy and parenteral nutrition) to affiliated and nonaffiliated long-term and subacute care facilities. Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.

    The Company's principal executive offices are located at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, and its telephone number at such address is
(505) 821-3355. The Company maintains a Web site at http://www.sunh.com.

                               THE EXCHANGE OFFER

Registration Rights
  Agreement................... The Old Notes were issued on May 4, 1998 to the
                              Initial Purchasers. The Initial Purchasers placed
                              the Old Notes with institutional investors. In
                              connection therewith, the Company and the Initial
                              Purchasers entered into the Registration Rights
                              Agreement, providing, among other things, for the
                              Exchange Offer. See "The Exchange Offer."

The Exchange Offer............ New Notes are being offered in exchange for an equal principal amount of Old Notes. As of the
                              date hereof, $150,000,000 aggregate principal
                              amount of Old Notes are outstanding. Old Notes may
                              be tendered only in integral multiples of $1,000.

Resale of New Notes........... Based on interpretations by the staff of the
                              Commission, as set forth in no-action letters
                              issued to third parties, including the Exchange
                              Offer No-Action Letters, the Company believes that
                              the New Notes issued pursuant to the Exchange
                              Offer may be offered for resale, resold or
                              otherwise transferred by holders thereof (other
                              than a broker-dealer who acquires such New Notes
                              directly from the Company for resale pursuant to
                              Rule 144A under the Securities Act or any other
                              available exemption under the Securities Act or
                              any holder that is an "affiliate" of the Company
                              as defined in Rule 405 under the Securities Act),
                              without compliance with the registration and
                              prospectus delivery provisions of the Securities
                              Act, provided that such New Notes are acquired in
                              the ordinary course of such holders' business and
                              such holders are not engaged in, and do not intend
                              to engage in, a distribution of such New Notes and
                              have no arrangement or understanding with any
                              person to participate in a distribution of such
                              New Notes. By tendering the Old Notes in exchange
                              for New Notes, each holder, other than a
                              broker-dealer, will represent to the Company that:
                              (i) it is not an affiliate of the Company (as
                              defined under Rule 405 of the Securities Act) or a
                              broker-dealer tendering Old Notes acquired
                              directly from the Company for its own account;
                              (ii) any New Notes to be received by it were
                              acquired in the ordinary course of its business;
                              and (iii) it is not engaged in, and does not
                              intend to engage in, a distribution of such New
                              Notes and has no arrangement or understanding to
                              participate in a distribution of the New Notes. If
                              a holder of Old Notes is engaged in or intends to
                              engage in a distribution of the New Notes or has
                              any arrangement or understanding with respect to
                              the distribution of the New Notes to be acquired
                              pursuant to the Exchange Offer, such holder may
                              not rely on the applicable interpretations of the
                              staff of the Commission and must comply with the
                              registration and prospectus delivery requirements
                              of the Securities Act in connection with any
                              secondary resale transaction. Each Participating
                              Broker-Dealer that receives New Notes for its own
                              account pursuant to the Exchange Offer must
                              acknowledge that it will deliver a prospectus in
                              connection with any resale of such

                              New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This
                              Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating
                              Broker-Dealer in connection with resales of New
                              Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating
                              Broker-Dealer as a result of market-making activities or other trading activities. The
                              Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."
                              To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Notes to trade the New Notes without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Old Notes.......... Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do
                              not exchange their Old Notes for New Notes in the
                              Exchange Offer will no longer be entitled to
                              registration rights and will not be able to offer
                              or sell their Old Notes, unless such Old Notes are
                              subsequently registered under the Securities Act
                              (which, subject to certain limited exceptions, the
                              Company will have no obligation to do), except
                              pursuant to an exemption from, or in a transaction
                              not subject to, the Securities Act and applicable
                              state securities laws. See "Risk
                              Factors--Consequences of Failure to Exchange" and
                              "The Exchange Offer--Terms of the Exchange Offer."

Expiration Date............... 5:00 p.m., New York City time, on August   , 1998
                              (20 business days following the commencement of
                              the Exchange Offer), unless the Exchange Offer is
                              extended, in which case the term "Expiration Date"
                              means the latest date and time to which the
                              Exchange Offer is extended.

Interest on the New Notes..... The New Notes will accrue interest at the applicable per annum rate set forth on the cover
                              page of this Prospectus, from the last date on
                              which interest was paid on the Old Notes
                              surrendered in exchange therefor or, if no
                              interest has been paid, from the Issue Date of
                              such Old Notes Interest on the New Notes is
                              payable on November 1 and May 1 of each year.

Conditions to the Exchange
  Offer....................... The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being
                              tendered for exchange.

                              However the Exchange Offer is subject to customary conditions, which may be waived by the Company.
                              See "The Exchange Offer--Conditions." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering Old
  Notes....................... Each holder of Old Notes (other than certain members of the Automated Tendering Offering
                              Program ("ATOP") at the Depository Trust Company
                              who choose to use ATOP) wishing to accept the
                              Exchange Offer must complete, sign and date the
                              Letter of Transmittal, or a facsimile thereof, in
                              accordance with the instructions contained herein
                              and therein, and mail or otherwise deliver such
                              Letter of Transmittal, or such facsimile, together
                              with the Old Notes to be exchanged and any other
                              required documentation to the Exchange Agent (as
                              defined herein) at the address set forth herein or
                              effect a tender of Old Notes pursuant to the
                              procedures for book-entry transfer as provided for
                              herein. See "The Exchange Offer--Procedures for
                              Tendering" and "--Book Entry Transfer."

Guaranteed Delivery
  Procedures.................. Holders of Old Notes who wish to tender their Old
                              Notes and whose Old Notes are not immediately
                              available or who cannot deliver their Old Notes
                              and a properly completed Letter of Transmittal or
                              any other documents required by the Letter of
                              Transmittal to the Exchange Agent prior to the
                              Expiration Date may tender their Old Notes
                              according to the guaranteed delivery procedures
                              set forth in "The Exchange Offer--Guaranteed
                              Delivery Procedures."

Withdrawal Rights............. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
                              Expiration Date. To withdraw a tender of Old
                              Notes, a written or facsimile transmission notice
                              of withdrawal must be received by the Exchange
                              Agent at its address set forth herein under "The
                              Exchange Offer--Exchange Agent" prior to 5:00
                              p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of New Notes....... Subject to certain conditions, any and all Old
                              Notes that are properly tendered in the Exchange
                              Offer prior to 5:00 p.m., New York City time, on
                              the Expiration Date will be accepted for exchange.
                              The New Notes issued pursuant to the Exchange
                              Offer will be delivered promptly following the
                              Expiration Date. See "The Exchange Offer--Terms of
                              the Exchange Offer."

Certain Tax Considerations.... The exchange of New Notes for Old Notes should not be a sale or exchange or otherwise a taxable event
                              for Federal income tax purposes. See "Certain U.S.
                              Federal Income Tax Consequences."

Exchange Agent................ U.S. Bank Trust National Association is serving as exchange agent (the "Exchange Agent") in
                              connection with the Exchange Offer.

Fees and Expenses............. All expenses incident to the Company's consummation of the Exchange Offer and compliance
                              with the Registration Rights Agreement will be
                              borne by the Company. See "The Exchange
                              Offer--Fees and Expenses."

Use of Proceeds............... There will be no cash proceeds payable to Sun from the issuance of the New Notes pursuant to the
                              Exchange Offer. The proceeds from the sale of the
                              Old Notes were used to repay amounts outstanding
                              under the Old Credit Facility (as defined), which
                              may be subsequently reborrowed. See "Use of
                              Proceeds."

                         SUMMARY OF TERMS OF NEW NOTES

    The Exchange Offer relates to the exchange of up to $150,000,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of New Notes. The New Notes will be entitled to the benefits of the same Indenture that governs the Old Notes and will govern the New Notes. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes, except that the New Notes do not contain terms with respect to liquidated damages provisions and the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of New Notes."

Maturity Date.....................  May 1, 2008.

Interest Payment Dates............  May 1 and November 1, commencing on November 1, 1998.

Mandatory Redemption..............  None.

Optional Redemption...............  The New Notes may not be redeemed prior to November 1,
                                    2003. At any time on or after November 1, 2003, the New
                                    Notes may be redeemed for cash at the option of Sun, in
                                    whole or in part, at the redemption prices set forth
                                    herein, plus accrued and unpaid interest and Liquidated
                                    Damages, if any, to the date of redemption, in a manner
                                    set forth in "Description of New Notes--Optional
                                    Redemption."

Change of Control.................  Upon a Change of Control, each holder of New Notes will have the right to require Sun to repurchase all or any
                                    part of such holder's New Notes for cash at 101% of the
                                    principal amount thereof, plus accrued and unpaid
                                    interest and Liquidated Damages, if any, to the date of
                                    repurchase. The terms of certain of Sun's indebtedness
                                    require that Sun repay or refinance such indebtedness in
                                    the event of a "change of control," as defined therein.
                                    Such change of control provisions may be triggered under
                                    such indebtedness prior to the occurrence of a Change of
                                    Control with respect to the New Notes, thereby requiring
                                    that such indebtedness be repaid or refinanced prior to
                                    Sun repurchasing any New Notes upon the occurrence of a
                                    Change of Control. There can be no assurance that Sun
                                    will have the financial resources to repurchase the New
                                    Notes in the event of a Change of Control. See
                                    "Description of New Notes-- Repurchases at the Option of
                                    Holders--Change of Control."

Ranking...........................  The New Notes will be senior subordinated, unsecured, general obligations of Sun, and, as such, subordinated
                                    in right of payment to all existing and future Senior
                                    Debt of Sun. The New Notes will rank PARI PASSU with all
                                    existing and future senior subordinated indebtedness of
                                    Sun and will rank senior to all other existing and
                                    future subordinated indebtedness of Sun. The Guarantees
                                    will be senior subordinated, unsecured, general
                                    obligations of the Guarantors. The New Notes will also
                                    be effectively subordinated to (i) all existing and
                                    future liabilities of Sun's subsidiaries which are not
                                    Guarantors and (ii) all existing and future Senior Debt
                                    of the Guarantors. As of March 31, 1998, after giving
                                    effect to the offering of the Old Notes (the "2008 Notes
                                    Offering" and the offering of Convertible Trust Issued
                                    Preferred Securities in May 1998 (the "Convertible

                                    Preferred Securities Offering" and together with the
                                    2008 Notes Offering, the "May Offerings") the aggregate
                                    amount of indebtedness (excluding intercompany
                                    indebtedness) that effectively ranked senior to the New
                                    Notes and the Guarantees was approximately $855.5
                                    million. As of March 31, 1998 after giving effect to the
                                    May 2008 Offerings approximately $256.2 million of
                                    indebtedness ranking PARI PASSU in right of payment with
                                    the New Notes and/or the Guarantees and $104.0 million
                                    of indebtedness ranking subordinate in right of payment
                                    to the New Notes and/or the Guarantees was outstanding.
                                    Upon consummation of the RCA and Contour Mergers (as
                                    defined), Sun's consolidated long-term debt would have
                                    increased by approximately $177.3 million as of March
                                    31, 1998, $177.3 million of which ranked senior to the
                                    New Notes and/or the Guarantees (based on Retirement
                                    Care's March 31, 1998 balance sheet). All of the
                                    Guarantors have guaranteed the Company's obligations
                                    under the Company's Senior Credit Facility as have the
                                    CareerStaff Companies (which entities are not
                                    Guarantors).

Certain Covenants.................  The indenture governing the New Notes (the "Indenture")
                                    will contain certain covenants, including, but not
                                    limited to, covenants limiting: (i) the incurrence by
                                    Sun and its Subsidiaries of additional indebtedness and
                                    the issuance of preferred stock; (ii) the payment of
                                    dividends on and the redemption of capital stock by Sun;
                                    (iii) the creation of liens securing indebtedness; (iv)
                                    restrictions on the ability of Subsidiaries to pay
                                    dividends or make other restricted payments; (v)
                                    transactions with affiliates; (vi) certain sales of
                                    assets; (vii) the ability of Sun to engage in certain
                                    businesses; and (viii) Sun's ability to consolidate or
                                    merge with or into, or to transfer all or substantially
                                    all of its assets to, another person. See "Description
                                    of New Notes-- Certain Covenants."

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE NEW NOTES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

    Sun has substantial indebtedness. As of March 31, 1998, after giving pro forma effect to the May Offerings, Sun would have had on a consolidated basis approximately $1.4 billion of indebtedness and approximately $633.0 million of stockholders' equity. Sun's ratio of earnings to fixed charges for each of the years ended December 31, 1995, 1996, and 1997 was 1.2x, 1.6x, 1.7x and 1.5x and for the three months ended March 31, 1998, respectively. After giving pro forma effect to the May Offerings, Sun's ratio of earnings to fixed charges for each of the year ended December 31, 1997 and for the three months ended March 31, 1998 would have been 1.4x and 1.6x, respectively. As of July 30, 1998, Sun had the ability to borrow approximately $164.3 million under the Company's Credit Agreement, as amended (the "Senior Credit Facility"), with certain lenders, certain co-agents and NationsBank of Texas, N.A., as administrative lender. Upon consummation of the merger between Sun and Retirement Care (the "RCA Merger") and the acquisition of Contour (the "Contour Merger") (the "RCA and Contour Mergers" and, together with the Regency Merger, the "Mergers"), Sun's consolidated long-term debt (including current maturities) increased by approximately $177.3 million, based on Retirement Care's March 31, 1998 balance sheet.

    In addition, as of December 31, 1997, Sun's existing lease agreements required aggregate annual payments for the years ending December 31, 1998, 1999, 2000, 2001, and 2002 of $122.9 million, $122.5 million, $121.5 million, $115.7 million and $113.3 million, respectively. In addition, as part of its growth strategy Sun intends to incur significant additional lease obligations and therefore expects its annual lease obligations over the next five fiscal years will be significantly greater than the amounts set forth in the preceding sentence.

    At March 31, 1998, Sun had outstanding commitments for construction and development costs of approximately $22.7 million in the United States and approximately L0.6 million (approximately $1.0 million as of March 31, 1998) in the United Kingdom. Sun also expects to loan up to $47.0 million (of which approximately $41.4 million had been funded as of March 31, 1998) for the development, construction and operation of assisted living facilities. Any such advances are expected to be funded by borrowings under the Credit Facility and will be subject to certain conditions, including the approval of each project by Sun. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein.

    The degree to which Sun is leveraged could have important consequences to holders of the New Notes, including, but not limited to, the following: (i) a substantial portion of Sun's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes, including acquisitions; (ii) Sun's ability to obtain additional financing in the future could be limited; (iii) certain of Sun's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and (iv) the indenture with respect to the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "9 1/2 Notes"), the Senior Credit Facility and the United Kingdom revolving credit facilities generally contain financial and restrictive covenants that limit the ability of Sun to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by Sun to comply with such covenants could result in an event of default which, if not cured or waived, would have a material adverse effect on Sun. In addition, the Company's future capital requirements will depend on many factors, including the Company's working capital needs, the costs associated with the RCA and Contour Mergers, and in particular, the timing and extent to which the Company implements its acquisition strategy. Accordingly, the Company expects that it may raise additional equity or debt financing in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for three months ended March 31, 1998, incorporated by reference herein.

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

    Sun is a holding company and, accordingly, the New Notes will be effectively subordinated to all existing and future liabilities of the non-Guarantor subsidiaries. Sun's cash flow and, consequently, its ability to service debt, including the New Notes, is dependent upon the earnings of its subsidiaries and the payment of funds by those subsidiaries to Sun in the form of loans, dividends or otherwise. The New Notes are guaranteed on a subordinated, unsecured basis by the Guarantors, and as a result, should Sun fail to satisfy any payment obligation under the New Notes, the holders would have a direct claim therefor against the Guarantors. However, the Guarantors are obligors with respect to substantial indebtedness, including in their capacity as guarantors under the Senior Credit Facility on a senior basis, and the capital stock of the Guarantors is pledged to secure amounts borrowed thereunder. Accordingly, there may be insufficient assets remaining after payment of senior and/or secured claims to pay amounts due on the New Notes. Sun's non-Guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes or to make funds available therefor, whether in the form of loans, dividends or otherwise. The Indenture will permit Sun and its subsidiaries (including non-Guarantor subsidiaries) to incur additional indebtedness (subject to certain restrictions). See "Description of New Notes." Any right of Sun to participate in any distribution of the assets of any of the non-Guarantor subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the New Notes to participate in the distribution of those assets) will be subject to the claims of creditors (including trade creditors) and preferred stockholders, if any, of such non-Guarantor subsidiary, except to the extent that Sun has a claim against such non-Guarantor subsidiary as a creditor of such non-Guarantor subsidiary. Moreover, the payment of dividends and the making of loan advances to Sun by its subsidiaries are subject to restrictive covenants in agreements entered into by certain of such subsidiaries and may be restricted upon an event of default thereunder.

SUBORDINATION

    The New Notes will be unsecured senior subordinated obligations of Sun and, as such, will be subordinated to all existing and future Senior Debt of Sun and its subsidiaries, including borrowings under the Senior Credit Facility. The New Notes will also be effectively subordinated to all secured indebtedness of either Sun or any of its subsidiaries to the extent of the assets secured by such indebtedness. As of March 31, 1998, on a pro forma basis after giving effect to the May Offerings, the aggregate amount of indebtedness (excluding intercompany indebtedness) that would have effectively ranked senior to the New Notes and the Guarantees was approximately $855.5 million. As of March 31, 1998, on a pro forma basis after giving effect to the May Offerings, approximately $256.2 million of indebtedness ranking PARI PASSU in right of payment with the New Notes and/or the Guarantees and $104.0 million of indebtedness ranking subordinate in right of payment to the Notes and/or the Guarantees was outstanding. In addition, on a pro forma basis as of March 31, 1998 after giving effect to the application of the net proceeds of the May Offerings, the Company would have had approximately $269.5 million available under the Senior Credit Facility. See "Business--Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

    The Company may not pay principal of, premium, if any, or interest on or other amounts owing in respect of the New Notes, make any deposit pursuant to any defeasance provisions or repurchase, redeem or otherwise retire the New Notes if certain Senior Debt is not paid when due or any other default on such Indebtedness occurs and the maturity of such Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Indebtedness has been paid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to such Indebtedness, the Company may not make any payments on the New Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been paid in full. See "Description of New Notes-- Subordination."

LIMITATIONS ON REPURCHASE OF NEW NOTES UPON CHANGE OF CONTROL

    Upon a Change of Control, each holder of New Notes will have certain rights to require Sun to repurchase all or a portion of such holder's New Notes. See "Description of New Notes." If a Change of Control were to occur, there can be no assurance that Sun would have sufficient funds to pay the repurchase price for all New Notes tendered by the holders thereof. In addition, a change of control would constitute a default under the Senior Credit Facility and is otherwise restricted by the Senior Credit Facility and may be prohibited or limited by, or create an event of default under, the terms of other agreements relating to borrowings which the Company may enter into from time to time, including other agreements relating to secured indebtedness. If Sun's obligations under the Senior Credit Facility were accelerated due to a default thereunder, the lenders thereunder would have a priority claim on the proceeds from the sale of the collateral securing the Senior Credit Facility. See "--Holding Company Structure; Effects of Asset Encumbrances" and "--Subordination."

    In addition, the Change of Control purchase feature of the New Notes may make more difficult or discourage a takeover of Sun and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between Sun and the Initial Purchasers and is not the result of management's knowledge of any specific effort to obtain control of Sun by means of accumulating shares of Sun's common stock, par value $.01 per share (the "Company Common Stock") or by means of a merger, tender offer, solicitation or otherwise or part of a plan by management to adopt a series of anti-takeover provisions.

RISKS ASSOCIATED WITH THE DEVELOPMENT AND EXPANSION OF ANCILLARY SERVICES

    A significant aspect of Sun's operating strategy is to expand its therapy, temporary therapy staffing and pharmaceutical services and, in particular, to offer these services to nonaffiliated facilities. Therapy, temporary therapy staffing and pharmaceutical services provided to nonaffiliated facilities in the United States, while representing 26%, 28%, 31% and 28% of Sun's revenues for the three months ended March 31, 1998, and for the years ended December 31, 1995, 1996, and 1997, respectively, provided more than half of Sun's operating profits for such periods. In addition, a substantial portion of Sun's consolidated interest expense was attributable to Sun's long-term and subacute care services and its foreign operations and not the ancillary services business due to the capital intensive nature of these businesses and to related acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein. As a result of the Regency Acquisition and RCA Merger,the percentage of revenues from services provided to nonaffiliated facilities is expected to decrease. Regulatory changes, including a Prospective Payment System ("PPS"), are expected to be made that affect reimbursement for these services, which could adversely affect Sun's profitability. See "--Risks Related to Prospective Payment System," "--Potential Reduction of Reimbursement Rates From Third Party Payors and Possible Adverse Impact on Future Operating Results" and "--Risk of Adverse Effect of Future Healthcare Reform." From time to time the negative publicity surrounding the government investigations of Sun has slowed Sun's success in obtaining additional outside contracts in the rehabilitation therapy business, which in the past has resulted in higher than required therapist staffing levels and has affected the private pay enrollment in certain inpatient facilities. In addition, if government investigations have a negative impact on the future billing practices related to Sun's rehabilitation therapy subsidiary, the profitability of the services provided by such subsidiary would be reduced from current levels. See "--Investigations; Uncertain Impact on Future Operating Results."

RISK OF ADVERSE EFFECT OF FUTURE HEALTHCARE REFORM

    In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, changes in reimbursement by federal and state payors such as Medicare and Medicaid, limitations on the ability of Sun to maintain or increase the level of services it provides, insurance market reforms to increase the availability of group health insurance to small businesses and the requirement that all businesses offer health insurance coverage to their employees. Some of the leading proposals would extend temporary reductions in Medicare reimbursement imposed under current law, impose additional cuts in Medicare reimbursement and substantially restructure Medicaid. In the Balanced Budget Act of 1997 (the "BBA"), Congress amended the reimbursement provisions applicable to exempt hospital services, skilled nursing, therapy and other ancillary services. See "--Risks Related to Prospective Payment System." These changes include, but are not limited to, reductions in capital reimbursement; reductions in certain laboratory reimbursement; limitations on ancillary costs of skilled nursing facilities; bundling of ancillary services into nursing home payments; and imposition of a prospective payment system for skilled nursing facility services and home health services. Additional changes may still be enacted, which may include amendments similar to those imposed under the BBA as well as the imposition of salary equivalency for occupational and speech therapy services. It is not clear at this time when or whether any new proposals will be adopted, or, if adopted, what effect, if any, such proposals would have on Sun's business. There can be no assurance that future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have a material adverse effect on Sun's financial condition or results of operations. See "--Potential Reduction of Reimbursement Rates From Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities," and "--Risks Associated with Related Party Transactions."

RISKS RELATED TO PROSPECTIVE PAYMENT SYSTEM

    In the BBA, Congress passed numerous changes to the reimbursement policies applicable to exempt hospital services, skilled nursing, therapy and other ancillary services. The BBA provides for a phase-in of a PPS for skilled nursing facilities over a four-year period, effective for Sun's facilities on January 1, 1999. Under PPS, Medicare will pay skilled nursing facilities a fixed fee per patient day based on the acuity level of the patient to cover all post-hospital extended care routine service costs (I.E., Medicare Part A patients), including ancillary and capital related costs for beneficiaries receiving skilled services. The per diem rate will also cover substantially all items and services furnished during a covered stay for which reimbursement was formerly made separately under Medicare. During the phase-in, payments will be based on a blend of the facility's historical costs and a federally established per diem rate. Interim final regulations, including the federal per diem rates, were published on May 12, 1998. It is unclear what the impact of PPS will be on Sun. There can be no assurance that the imposition of PPS will not have a material adverse effect on the results of operations and financial condition of Sun.

    Sun's revenues from its inpatient facilities will be significantly affected by the size of the federally established per diem rate. There can be no assurance that the per diem rate will not be less than the amount Sun's inpatient facilities currently receive for treating the patients currently in its care. Moreover, since Sun treats a greater percentage of higher acuity patient than many nursing homes, Sun may also be adversely impacted if the federal per diem rates for higher acuity patients does not adequately compensate Sun for the additional expenses and risks for caring for such patients. As a result, there can be no assurance that Sun's financial condition and results of operations will not be materially and adversely affected.

    Sun is responding to the implementation of PPS by establishing SunSolution. SunSolution will offer to provide ancillary services for a fixed fee to nonaffiliated facilities. There can be no assurance that there will be a market for the SunSolution products and services or whether a change in the demand for Sun's services following the imposition of PPS will not adversely affect Sun's revenues. Even if SunSolution is successful, no assurance can be given that the costs of providing the contracted for services will be less than the fixed fee received by Sun for such services. Given the relative profitability of Sun's ancillary services, there can be no assurance that Sun's margins and ultimately Sun's results of operations and financial condition will not be materially and adversely affected.

    In addition, for all Medicare patients not receiving post-hospital extended care services (i.e., Medicare Part B patients), effective July 1, 1998, reimbursement for ancillary services, including rehabilitation therapy, medical supplies, pharmacy, temporary staffing for rehabilitation therapy, and other ancillary services, will be made pursuant to yet-to-be developed fee schedules. In addition, effective January 1, 1999, there will be an annual per beneficiary cap of $1,500 on reimbursement for outpatient physical therapy and speech therapy and an annual per beneficiary cap of $1,500 on reimbursement for occupational therapy. Facilities will be permitted to bill patients directly for services rendered in excess of these caps; however, there can be no assurance that Sun will receive any payments in excess of these caps. There can also be no assurance that such yet-to-be developed fee schedules or caps will not have a material adverse effect on Sun.

POTENTIAL REDUCTION OF REIMBURSEMENT RATES FROM THIRD PARTY PAYORS AND POSSIBLE
  ADVERSE IMPACT ON FUTURE OPERATING RESULTS

    Various cost containment measures adopted by governmental and private pay sources have begun to restrict the scope and amount of reimbursable healthcare expenses and limit increases in reimbursement rates for medical services. Any reductions in reimbursement levels under Medicaid, Medicare or private payor programs and any changes in applicable government regulations or interpretations of existing regulations could significantly affect Sun's profitability. Furthermore, government programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially affect the rate of payment to Sun's facilities and its therapy and pharmaceutical businesses. There can be no assurance that payments under governmental or private payor programs will remain at levels comparable to present levels or will be adequate to cover the costs of providing services to patients eligible for assistance under such programs. Significant decreases in utilization and limits on reimbursement could have a material adverse effect on Sun's financial condition and results of operations, including the possible impairment of certain assets. Most recently, in the BBA Congress amended the reimbursement provisions applicable to exempt hospitals services, skilled nursing, therapy and other ancillary services. See "--Risks Associated with the Development and Expansion of Ancillary Services." See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,1998, incorporated by reference herein, for a summary of sources of revenues for Sun for the three most recent fiscal years.

    Reimbursement for therapy services is currently evaluated under Medicare's reasonable cost principles. Under current law, the reasonable costs for physical therapy and respiratory therapy services may not exceed an amount equal to the salary that would reasonably have been paid to a therapist for providing the services (together with certain additional costs) within each geographical area. Salary equivalency guidelines are the amounts published by the Health Care Financing Administration ("HCFA"), which reflect the prevailing salary, fringe benefit and expense factors as determined by HCFA. HCFA then uses the salary equivalency guidelines to determine the reimbursement rates for physical therapy and respiratory therapy costs. Although salary equivalency guidelines will no longer be effective following the implementation of PPS and fee schedule reimbursement, HCFA has published new equivalency guidelines.

    On January 30, 1998, HCFA revised salary equivalency guidelines for respiratory therapy and physical therapy, and for the first time published new salary equivalency guidelines for speech therapy and occupational therapy. HCFA has applied the new salary equivalency guidelines to all services rendered on or after April 10, 1998. Implementation of these guidelines has increased reimbursement rates for respiratory therapy and physical therapy, but reduced reimbursement rates for speech therapy and occupational therapy. The effect of the changes could have a material adverse impact on Sun's results of operations. The salary equivalency guidelines rates will have no continuing impact on reimbursement for therapy services rendered to a Medicare patient receiving post-hospital extended care services following the commencement of PPS, because under PPS therapy services will be bundled into each facility's per diem reimbursement from Medicare. In addition, the salary equivalency guidelines will have no continuing impact on therapy services rendered to all other Medicare patients after the institution of fee schedule reimbursement for therapy services, which may be effective as early as July 1, 1998.

    In 1995, and periodically since then, HCFA has provided information to intermediaries for use in determining reasonable costs for occupational and speech therapy. This information, although not intended to impose limits on such costs, suggests that fiscal intermediaries should carefully review costs which appear to be in excess of what a "prudent buyer" would pay for those services. While the effect of these directives is still uncertain, they are a factor considered by such intermediaries in evaluating the reasonableness of amounts paid by providers for the services of Sun's rehabilitation therapy subsidiary. When salary equivalency guidelines, PPS and fee schedules are implemented, reimbursement for these services will no longer be on a "pass through" basis and the HCFA directives and reasonable cost guidelines discussed in this paragraph will become moot as to services rendered after their effectiveness. In addition, some intermediaries require facilities to justify the cost of contract therapists versus employed therapists as an aspect of the "prudent buyer" analysis. With respect to rehabilitation therapy services provided to affiliated facilities, a retroactive adjustment of Medicare reimbursement could be made for some prior periods. With respect to nonaffiliated facilities, an adjustment of reimbursement rates for therapy services could result in indemnity claims against Sun, based on the terms of substantially all of the Sun's existing contracts with such facilities, for payments previously made by such facilities to Sun that are reduced by Medicare in the audit process. Any change in reimbursement rates resulting from implementation of the HCFA directives or a reduction in reimbursement as a result of a change in application of reasonable cost guidelines could have a material adverse effect on the Sun's financial condition and results of operations (depending on the rates adopted) and customers' ability to pay for prior and continuing services. When PPS with respect to Medicare Part A (effective for Sun's facilities on January 1, 1999) and fee schedules with respect to Medicare Part B (which may be effective as early as July 1, 1998) are implemented, Sun's facilities' reimbursement will no longer be affected by salary equivalency guidelines and the cost reporting settlement process for services rendered after their effectiveness. See "Risks Related to Prospective Payment System," and"--Risks Associated with Development and Expansion of Ancillary Services" and "--Risk of Adverse Effect of Future Healthcare Reform" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report for the three months ended March 31, 1998.

RISKS ASSOCIATED WITH REIMBURSEMENT PROCESS AND COLLECTIBILITY OF CERTAIN
  ACCOUNTS RECEIVABLE

    Sun derives a substantial percentage of its total revenues from Medicare, Medicaid and private insurance. Sun's financial condition and results of operations may be affected by the revenue reimbursement process, which is complex and can involve lengthy delays between the recognition of revenue and the time reimbursement amounts are settled. Net revenues realizable under third-party payor agreements are subject to change due to examination and retroactive adjustment by payors during the settlement process. Payors may disallow in whole or in part requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional supporting documentation is necessary. Sun recognizes revenues from third-party payors and accrues estimated settlement amounts in the period in which the related services are provided. Sun estimates these settlement balances by making determinations based on its prior settlement experience and its understanding of the applicable reimbursement rules and regulations. The majority of third-party payor balances are settled within two to three years following the provision of services. Sun has experienced differences between the net amounts accrued and subsequent settlements, which differences are recorded in operations at the time of settlement. For example, in the fourth quarter of 1997, Sun recorded negative revenue adjustments totalling approximately $15.0 million resulting from changes in accounting estimates of amounts realizable from third-party payors. These changes in accounting estimates primarily arose out of the settlement in late 1997 of certain facility cost reports for 1994 and 1995 and also include estimated charges for projected settlements in 1996.

    Accounts receivable for therapy services have also increased in part because the ability of nonaffiliated facilities to provide timely payments has been impacted by their receipt of payments from fiscal intermediaries which, in some instances, have been delayed due to the fiscal intermediaries conducting reviews of facilities' therapy claims. In addition, accounts receivable have increased in part because of the growth in the Company's inpatient, therapy and pharmaceutical services businesses since December 31, 1996. During 1996 and the first two quarters of 1997, as a result of these factors, accounts receivable for therapy services grew disproportionately to the growth in revenue of that line of business. As a result, the Company increased its provision for losses on accounts receivable in mid-1996. No assurance can be given that further increases in the provision for losses on accounts receivable will not be required.

    Sun's financial condition and results of operations would be materially and adversely affected if the amounts actually received from third-party payors in any reporting period differ materially from the amounts accrued in prior periods. Sun's financial condition and results of operations may also be affected by the timing of reimbursement payments and rate adjustments from third-party payors. Sun has from time to time experienced delays in receiving final settlement and reimbursement from government agencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

POTENTIAL LIABILITY FOR REIMBURSEMENTS PAID TO FORMER OPERATORS OF ACQUIRED
  FACILITIES

    Sun's growth strategy relies heavily on the acquisition of long-term and subacute care facilities. Regardless of the legal form of the acquisition, the Medicare and Medicaid programs often require that Sun assume certain obligations relating to the reimbursement paid to the former operators of facilities acquired by Sun. From time to time, fiscal intermediaries and Medicaid agencies examine cost reports filed by such predecessor operators. If, as a result of any such examination, it is concluded that overpayments to a predecessor operator were made, Sun, as the current operator of such facilities, may be held financially responsible for such overpayments. At this time Sun is unable to predict the outcome of any existing or future examinations. See "--Difficulty of Integrating Acquired Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report for the three months ended March 31, 1998.

RISKS ASSOCIATED WITH RELATED PARTY TRANSACTIONS

    Current Medicare regulations that apply to transactions between related parties, such as Sun's subsidiaries, are relevant to the amount of Medicare reimbursement that Sun is entitled to receive for the rehabilitation and respiratory therapy and pharmaceutical services that it provides to Sun-operated facilities. These related party regulations require that, among other things, a substantial part of the rehabilitation and respiratory therapy services or pharmaceutical services, as the case may be, of the relevant subsidiary be transacted with nonaffiliated entities in order for Sun to receive reimbursement for services provided to Sun-operated facilities at the rates applicable to services provided to nonaffiliated entities. The related party regulations do not indicate a specific level of services that must be provided to nonaffiliated entities in order to satisfy the "substantial part" requirement of such regulations. In instances where this issue has been litigated by others, no consistent standard has emerged as to the appropriate threshold necessary to satisfy the "substantial part" requirement. See "--Risks Associated with the Development and Expansion of Ancillary Services" and "Business--United States Revenue Sources-- Medicare" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference herein.

    Sun believes that it satisfies the requirements of these regulations regarding nonaffiliated businesses. Sun's net revenues from rehabilitation therapy services, including net revenues for temporary therapy staffing services, provided to nonaffiliated facilities represented 73%, 74%, 70% and 63% of total rehabilitation and temporary therapy staffing services net revenues for for the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998, respectively. Respiratory therapy services provided to nonaffiliated facilities represented 64%, 55%, 63% and 56% of total respiratory therapy services net revenues for the for the period from the date of acquisition of SunCare on May 5, 1995 to December 31, 1995, for the years ended December 31, 1996 and 1997, and for the three months ended March 31, 1998, respectively. Sun's respiratory therapy operations did not provide services to affiliated facilities prior to the acquisition of SunCare on May 5, 1995. Net revenues from pharmaceutical services billed to nonaffiliated facilities represented 78%, 78%, 79%, and 78% of total pharmaceutical services revenues for for the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1998, respectively. If upon audit by Federal or state reimbursement agencies, such agencies find that these regulations have not been satisfied for these periods, and if, after appeal, such findings are sustained, Sun could be required to refund the difference between its cost of providing these services to any entity found to be subject to the related party regulations and the higher amount actually received. See "--Risks Associated with the Development and Expansion of Ancillary Services."

    If Sun fails to satisfy these regulations in the future, the reimbursement that Sun receives for rehabilitation and respiratory therapy and pharmaceutical services provided to its own facilities would be significantly reduced, as a result of which Sun's financial condition and results of operations would be materially and adversely affected for so long as Medicare and Medicaid continue to reimburse on the basis of reasonable cost. While Sun believes that it has satisfied and will continue to satisfy the requirements of these regulations regarding non-affiliated businesses, there can be no assurance that its position would prevail if contested by relevant reimbursement agencies. The foregoing statements with respect to Sun's ability to satisfy these regulations are forward looking and could be affected by a number of factors, including the interpretation of Medicare regulations by Federal or state reimbursement agencies and Sun's ability to provide services to nonaffiliated facilities. When the salary equivalency guidelines, PPS and fee schedules are implemented, the Medicare impact of the related party rule will be significantly reduced. See "--Risks Related to Prospective Payment System" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein.

POTENTIAL ADVERSE EFFECT OF CHANGE IN REVENUE SOURCES

    Changes in the mix of patients among the Medicaid, Medicare and private pay categories, and among different types of private pay sources, can significantly affect the revenues and the profitability of Sun's operations. There can be no assurance that Sun will continue to attract and retain private pay patients or maintain its current payor or revenue mix.

    In addition, there can be no assurance that the facilities operated by Sun, or the provision of services and products by Sun, now or in the future, will initially meet or continue to meet the requirements for participation in the Medicare and Medicaid programs, or that Sun will continue to qualify for the levels of reimbursement it has in the past with respect to reimbursement for rehabilitation therapy, respiratory therapy and pharmaceutical services provided by Sun-operated facilities. A loss of Medicare or Medicaid certification or a change in Sun's reimbursement under Medicare or Medicaid could have an adverse effect on its financial condition and results of operations. See "--Potential Reduction of Reimbursement Rates From Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivables," "--Risks Associated with Related Party Transactions," "--Risk of Adverse Effect of Future Healthcare Reform" and "--Investigations; Uncertain Impact on Future Operating Results."

POTENTIAL ADVERSE IMPACT FROM EXTENSIVE REGULATION

    Sun is subject to extensive Federal, state and local government regulation relating to licensure, conduct of operations, ownership of facilities, expansion of facilities and services and reimbursement for services. As such, in the ordinary course of business, Sun's operations are continuously subject to state and Federal regulatory scrutiny, supervision and control. Such regulatory scrutiny often includes inquiries, investigations, examinations, audits, site visits and surveys, some of which may be non-routine. All of the facilities operated or managed by Sun are required to be licensed in accordance with the requirements of state and local agencies having jurisdiction over their operations. Most of Sun's facilities are also certified as providers under the Medicaid and Medicare programs. The long-term care facilities, as well as Sun's rehabilitation therapy and pharmaceutical operations, are subject to periodic inspection by governmental and other authorities to assure continued compliance with regulatory procedures and licensing under state law and certification under the Medicare and Medicaid programs. The failure to obtain or renew any required regulatory approvals or licenses or to comply with applicable regulations in the future could adversely affect Sun's financial condition and results of operations. See "--Investigations; Uncertain Impact on Future Operating Results." To the extent that Certificates of Need ("CONs") or other similar approvals are required for expansion of Sun's operations, either through acquisitions or additions to or provision of new services at such facilities, such expansion could be adversely affected by the failure to obtain such CONs or approvals. See "--Risks Related to Prospective Payment System."

    Medicare and Medicaid antifraud and abuse laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid. Expressly prohibited are kickbacks, bribes and rebates related to Medicare or Medicaid referrals. Federal laws also provide civil and criminal penalties for any false or fraudulent statements, knowingly made, in any claim for payment under a Federal or state health care program as well as any material omissions in such claims. In addition, certain states have adopted fraud and abuse and false claims laws that prohibit specified business practices. Sanctions for violating these laws include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs.

    In many states, the temporary therapy staffing industry is regulated and CareerStaff must be registered or qualify for an exemption from registration. While these regulations have had no material effect on the conduct of CareerStaff's business to date, there can be no assurance that future regulations will not have such an effect. In addition, the healthcare industry to which CareerStaff provides therapists is subject to numerous Federal, state and local regulations. The majority of states require therapists practicing in such states to be licensed or certified. CareerStaff has occasionally experienced difficulties in moving therapists from one state to another because of state licensing requirements. Sun does not believe this has had a material adverse effect on its financial condition or results of operations.

    There can be no assurance that Sun's business in the future will not be materially adversely affected by licensing requirements of state and Federal authorities and by amendments to Federal law, which mandate that nursing homes provide rehabilitation therapy services to their patients and authorize Medicare reimbursement for such services, or by new reimbursement rates proposed by HCFA. See "Business--

Government Regulation" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, incorporated by reference herein.

DIFFICULTY OF INTEGRATING ACQUIRED OPERATIONS

    Sun's growth strategy relies heavily on the acquisition of long-term and subacute care facilities. In October 1997, the Company acquired Regency Health Services, Inc. ("Regency") (the "Regency Merger"), its largest acquisition to date. Acquisitions present problems of integrating the acquired operations with existing operations, including the loss of key personnel and institutional memory of the acquired business, difficulty in integrating corporate, accounting, financial reporting and management information systems and strain on existing levels of personnel to operate such acquired businesses. In addition, certain assumptions regarding the financial condition of an acquired business may later prove to be incorrect. For example, in connection with Sun's acquisition of The Mediplex Group, Inc. ("Mediplex") in June 1994, a significant percentage of Mediplex's receivables proved to be uncollectible, which resulted in significant write-offs in Sun's 1994, 1995 and 1996 fiscal years. In addition, Sun's net earnings for its 1995 and 1996 fiscal years were adversely affected by an impairment loss to certain goodwill associated with the acquisition of Mediplex and negative revenue adjustments resulting primarily from changes in accounting estimates based on events occurring in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein. Sun's ability to manage its growth effectively will require it to continue to improve its corporate accounting, financial reporting and management information systems, and to attract, train, motivate and manage its employees effectively. See "--Management of Growth."

    The integration of the operations of Retirement Care and Contour will require the dedication of management resources which will detract attention from Sun's day-to-day business. The difficulties of integration may be increased by the necessity of coordinating geographically-separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. As part of the RCA and Contour Mergers, Sun will seek to reduce expenses by eliminating duplicative or unnecessary personnel, corporate functions and other expenses. There can be no assurance that Sun will be able to reduce expenses in this fashion or that there will not be high costs associated with such activities or that there will not be other material adverse effects of such activities. Such events could materially and adversely affect Sun's financial condition and results of operations. There can be no assurance that Sun will be able to successfully integrate acquired operations or to successfully manage any growth; failure to do so effectively and on a timely basis could have a material adverse effect upon Sun's financial condition and results of operations. See "--Risks Related to RCA and Contour Mergers."

    If Sun is unable to effectively integrate the operations of an acquired entity with Sun's existing operations, Sun may elect to divest some or all of the acquired operations. In the second quarter of 1996, Sun sold its ambulatory surgery subsidiary. Sun's decision to sell its ambulatory surgery subsidiary was influenced in part by the marketplace's resistance to the integration of subacute care with ambulatory surgery. In addition, in February 1997 Sun announced that it had recognized a $7 million loss in anticipation of the sale and divestiture of its outpatient rehabilitation therapy clinics in Canada, which were primarily acquired through the acquisition of Columbia Health Care Inc. ("Columbia") in 1995. The Company currently anticipates also selling its outpatient rehabilitation therapy clinics in the United States, which were primarily acquired as part of Sun's acquisitions of Mediplex and Regency.

RISKS RELATED TO RCA AND CONTOUR MERGERS

    In addition to the general acquisition risks described under "--Difficulty of Integrating Acquired Operations" above and "Business--Acquisitions" in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, Sun faces risks specific to its mergers with Retirement Care and Contour, including risks related to the following:

    RESIGNATION OF RETIREMENT CARE'S AND CONTOUR'S INDEPENDENT ACCOUNTANTS; RESTATEMENT OF FINANCIAL STATEMENTS. On August 14, 1997, Coopers & Lybrand L.L.P. ("C&L") resigned as the independent accountants of Retirement Care Associates, Inc. ("Retirement Care") and Contour Medical, Inc. ("Contour"). C&L stated that it resigned as the independent accountants of Retirement Care as a result of (i) concerns regarding Retirement Care management's inability to provide adequate support for certain inventory adjustments; (ii) concerns regarding other potential adjustments that may have required Retirement Care to amend its quarterly financial statements as previously filed for the first three quarters of fiscal 1997; (iii) concerns with respect to the realizability of notes and advances due to Retirement Care from affiliates; and (iv) C&L's view that Retirement Care should increase its allowances for doubtful accounts and Medicaid/Medicare settlements and increase its accruals for self-insured workers' compensation matters. Contour indicated that it was not aware of any reason for C&L's resignation as its independent accountants other than Contour's affiliation with Retirement Care. C&L stated that its audit report on Retirement Care's and Contour's financial statements for the fiscal year ended June 30, 1996 should not be relied upon because C&L concluded that it could no longer rely on Retirement Care and Contour management's representations. Retirement Care and Contour announced C&L's resignation on August 21, 1997. On September 5, 1997, upon the recommendation of the independent members of the audit committees of Retirement Care's and Contour's respective boards of directors, Retirement Care and Contour each retained Cherry, Bekaert & Holland, L.L.P. to reaudit Retirement Care's and Contour's financial statements for the fiscal year ended June 30, 1996 and to audit Retirement Care's and Contour's financial statements for the fiscal year ended June 30, 1997. On October 14, 1997, Retirement Care and Contour each filed amended annual reports on Form 10-K/A restating their results for the fiscal year ended June 30, 1996, and on October 23, 1997, Retirement Care and Contour each filed amended quarterly reports on Form 10-Q/A restating their results for the first three quarters of fiscal 1997. In light of C&L's resignation and the subsequent restatement of RCA and Contour's financial statements, there is an increased risk that assumptions made by Sun regarding the financial condition of Retirement Care and Contour may later prove to be incorrect. See "--Difficulty of Integrating Acquired Operations."

    SHAREHOLDER LITIGATION. The Merger Agreement with respect to the RCA Merger (the "RCA Merger Agreement") does not provide for any contractual indemnification of Sun by Retirement Care's shareholders, nor did Sun retain any of the merger consideration as protection against any liabilities, known or unknown, of Retirement Care for which Sun became responsible. As a result, Sun would bear the cost of any such liabilities of Retirement Care, including any liabilities arising out of the following litigation.

    Between August 25, 1997 and October 24, 1997, ten putative class action lawsuits (the "Actions") were filed in the United States District Court for the Northern District of Georgia on behalf of persons who purchased Retirement Care's common stock, naming Retirement Care and certain of its former officers and directors as defendants. The complaints allege violations of Federal securities laws by the defendants for disseminating allegedly false and misleading financial statements for Retirement Care's fiscal year ended June 30, 1996 and its first three quarters of fiscal year 1997, which the plaintiffs allege materially overstated Retirement Care's profitability. Generally, each of the Actions seeks unspecified compensatory damages, pre-judgment and post-judgment interest, attorneys' fees and costs and other equitable and injunctive relief.

    On November 25, 1997, Retirement Care, Sun and representatives of the plaintiffs entered into a Memorandum of Understanding ("MOU"). Pursuant to the MOU Sun paid $9 million into an interest bearing escrow account maintained by Sun to settle the Actions (the "Settlement"). The Settlement is subject to, among other things, confirmatory discovery, the execution of definitive documentation and court approval, and, therefore, no assurance can be given that the Settlement will become final. Upon satisfaction of the conditions precedent to the Settlement, all claims by the class that were or could have been asserted by the plaintiffs against Retirement Care or any of the other defendants in the Actions will be settled and released and the Actions will be dismissed in their entirety with prejudice in exchange for the release of all funds from the escrow account to the plaintiffs.

    There can be no assurance that additional class actions will not be filed against Retirement Care and its former officers and directors or that the court will approve the Settlement or that the Actions will be settled and dismissed on the terms described herein or at all. In the event that the Settlement is terminated for any reason, the Actions may result in protracted litigation which may result in a diversion of management and other resources of Sun. The payment of substantial legal costs or damages, or the diversion of management and other resources could have a material and adverse effect on Sun's business, financial condition and results of operations.

    Retirement Care is a party to indemnification agreements with certain of the other defendants in the actions described above, including Retirement Care's officers and directors. Retirement Care has also purchased a directors' and officers' liability insurance policy that provides Retirement Care's directors and officers with liability coverage of up to $5 million per policy year. The scope of coverage under the policy is limited, and Retirement Care is currently engaged in litigation with the carrier regarding whether the policy provides indemnification for losses arising from the Actions. Sun has agreed to provide indemnification to Retirement Care's officers and directors who were in office prior to the RCA Merger under certain circumstances.

    RECENT DETERIORATION OF RETIREMENT CARE'S FINANCIAL CONDITION. Retirement Care experienced operating losses of approximately $9.9 million* for the fiscal year ended June 30, 1997 and $8.1 million* for the nine months ended March 31, 1998. There can be no assurance that Retirement Care will not experience continued operating losses in the future, and unforeseen expenses, difficulties and complications could result in greater than anticipated operating losses or otherwise materially adversely affect Retirement Care's business, financial condition and results of operations. As a result, Sun as the owner of Retirement Care may be materially and adversely affected by expenses it will incur after the RCA Merger to resolve problems associated with Retirement Care's deteriorating financial condition.

    Based upon a review of Retirement Care's, Contour's and Sun's publicly available historical financial statements, the RCA and Contour Mergers would have had a dilutive impact on Sun's reported earnings per share for the year ended December 31, 1997 and three months ended March 31, 1998. There can be no assurance that the future combined results will not continue to be dilutive to Sun.

    RECENT DETERIORATION OF CONTOUR'S FINANCIAL CONDITION. Contour experienced operating losses of approximately $0.4 million** for the fiscal year ended June 30, 1997 and approximately $0.8 million** for the nine months ended March 31, 1998. There can be no assurance that Contour will not experience continued operating losses in the future, and unforeseen expenses, difficulties and complications could result in greater than anticipated operating losses or otherwise materially and adversely affect Contour's business, financial condition and results of operations. As a result, Sun as the owner of Contour may be materially and adversely affected by expenses it will incur to resolve problem's associated with Contour's deteriorating financial condition.

    Based upon a review of Contour's and Sun's publicly available historical financial statements, the Contour Merger would have had a dilutive impact on Sun's reported earnings per share for the year ended December 31, 1997. There can be no assurance that the future combined results will not continue to be dilutive to Sun.

------------------------

 * Each of the amounts described above is based solely on Retirement Care's Annual Report on Form 10-K for the year ended June 30, 1997 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998. Sun makes no representation as to the accuracy or adequacy of such amounts.

** Each of the amounts described above is based solely on Contour's Annual Report Form 10-K for the year ended June 30, 1997 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998. Sun makes no representation as to the accuracy or adequacy of such amounts.

    OTHER COSTS TO BE INCURRED IN CONNECTION WITH RCA AND CONTOUR
MERGERS. Costs being incurred in connection with the mergers of Retirement Care and Contour are expected to be significant and will be charged against earnings of Sun. The charge is currently estimated to be approximately $30 million, and is expected to consist of transaction costs and integration expenses, including elimination of redundant corporate functions, severance costs related to headcount reductions and write-off of certain intangibles and property and equipment and the settlement of certain class action lawsuits. See "--Shareholder Litigation." Approximately $25 million of these estimated charges are expected to be charged to operations in the second quarter. Approximately $5 million of the estimated charges relating to the integration expenses are expected to be expensed as incurred as these costs are expected to benefit future combined operations. Pursuant to the MOU, Sun has paid $9 million into an interest bearing account to settle the Actions. The Settlement will be expensed in the period in which the conditions to the MOU are satisfied. These amounts are preliminary estimates only and are, therefore, subject to change.

MANAGEMENT OF GROWTH

    Sun's success will depend in part on its ability to manage the growth of its operations. Any such growth is expected to place a significant strain on Sun's managerial, operational and financial resources. Sun's ability to manage growth effectively will require it to continue to improve its corporate accounting, financial reporting, internal accounting systems and management information systems, and to attract, train, motivate and manage its employees effectively. These demands are expected to require further expenditures for the addition of new management personnel and the development of additional expertise by existing management personnel. There can be no assurance that Sun will be able to manage effectively the expansion of its operations, that its systems, procedures or controls will be adequate to support Sun's operations or that Sun's management will be able to exploit opportunities for its services and products. An inability to manage growth, if any, could have a material adverse effect on Sun's business, results of operations, financial condition and cash flow.

NO ASSURANCE OF CONTINUED RAPID GROWTH

    Since its formation in 1989, Sun has implemented an aggressive program of expansion of its business through the acquisition of additional long-term and subacute care facilities and other operations. From January 1994 through December 31, 1997, Sun acquired or assumed the net operations or management of 417 long-term and subacute care facilities with a total of 39,492 licensed beds in the United States, the United Kingdom, Australia, Spain and Germany. During this same period, Sun opened 23 facilities with a capacity of 1,876 licensed beds. During such period, Sun has also acquired pharmacies, temporary therapy staffing providers, outpatient rehabilitation clinics, home care agencies, ambulatory surgery centers and a respiratory therapy company, and has experienced significant internal growth, particularly in its therapy operations. Sun's total net revenues increased from $135.7 million for the year ended December 31, 1992 to $2.0 billion for the year ended December 31, 1997. Similarly, net earnings before the extraordinary loss increased from $4.4 million for the year ended December 31, 1992 to $54.7 million for the year ended December 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, incorporated by reference herein. Sun intends to continue to pursue its acquisition strategy in the future. In making such acquisitions, Sun competes with other providers, many of which have greater financial resources than Sun. There can be no assurance that suitable acquisitions will be identified or completed in the future.

    Sun has used both Company Common Stock and indebtedness to fund many of its acquisitions. Sun's Credit Facility and certain of Sun's indentures limit Sun's ability to raise additional indebtedness which may inhibit Sun's ability to use debt financing to consummate acquisitions. See "--Substantial Leverage; Ability to Service Debt" and "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. The ability to utilize Company Common Stock for acquisition or financing purposes will depend on, among other things, the market price of the Company Common Stock, which has from time to time been subject to heightened volatility resulting primarily from uncertainties regarding certain Medicare reimbursement policies and a government investigation of Sun's rehabilitation therapy subsidiary. See "--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Risks Associated with Related Party Transactions" and "--Investigations; Uncertain Impact on Future Operating Results."

    Because of operating and financing constraints resulting from acquisitions and internal growth, there can be no assurance that Sun will have adequate cash or borrowing capacity and other resources to compete effectively for future acquisitions or will be able in the future to continue to engage as actively in acquisitions as it has in the past, and uncertainties regarding reimbursement rates for therapy, the outcome of the government investigation of Sun's rehabilitation therapy subsidiary or a material reduction in such rates could limit internal growth of Sun's therapy business. Pursuant to the Senior Credit Facility, Sun will be required to obtain the consent of its principal bank lenders in connection with significant future acquisitions. In addition, to the extent Sun's operational, administrative and financial resources are strained by its acquisition program, Sun's ability to integrate acquired operations may become more protracted. Although Sun is continuously engaged in discussions regarding future acquisitions, there can be no assurance that any acquisitions will be completed, or that Sun's historic rate of growth in assets, revenues or net revenues will be sustained. See "--Management of Growth," "--Risks Related to the RCA and Contour Mergers," "--Difficulty of Integrating Acquired Operations," "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities" and "--Substantial Leverage; Ability to Service Debt." See "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein.

FINANCIAL RESULTS SUBJECT TO FLUCTUATION

    Sun's financial results may fluctuate on a quarterly basis as a result of a number of factors, including the timing of acquisitions, any associated charges to earnings and the financial performance of acquired companies. A material shortfall in revenue or increase in expenses in a given quarter, or a delayed or unrealized ability to achieve synergies from acquisitions, could have a material adverse effect on Sun's earnings. Sun believes that quarterly comparisons of Sun's revenues and operating results should not be relied on as necessarily being indicative of future performance. See "--Difficulty of Integrating Acquired Operations."

RISK OF EXPANSION OF INTERNATIONAL OPERATIONS; FOREIGN EXCHANGE RISK

    Sun currently conducts business outside the United States in the United Kingdom, Spain, Germany, Australia and Canada. Foreign operations accounted for approximately 9%, 10%, 4% and 2% of Sun's total net revenues during the three months ended March 31, 1998, the years ended December 31, 1997, 1996 and 1995, respectively, and 24% of Sun's consolidated total assets as of December 31, 1997. See "Business--Acquisitions" included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein. Sun expects that its revenues and operations attributable to international operations may increase and substantially contribute to Sun's growth and earnings in the future. Accordingly, as Sun's international operations continue to grow, adverse results from Sun's international operations could adversely affect Sun's financial condition and results of operations. Sun intends to expand its international operations through the acquisition of operational facilities and the construction and development of new facilities. In the past, Sun has constructed and developed new facilities to a more significant degree in its international expansion than it has in the United States, where Sun's growth has been primarily due to the acquisition of operational facilities. In addition to the capital expenditures involved in the construction and development of new facilities, Sun expects to incur substantial losses in the first year of operation of a new facility. As a result, the financial condition and results of operations of Sun's international operations could be adversely affected in any period in which a significant number of facilities are being constructed or developed or are in their first year of operation. The success of Sun's operations in and expansion into international markets depends on numerous factors, many of which are beyond its control. Such factors include, but are not limited to, economic conditions and healthcare regulatory systems in the foreign countries in which Sun operates. In addition, international operations and expansion may increase Sun's exposure to certain risks inherent in doing business outside the United States, including slower payment cycles, unexpected changes in regulatory requirements, potentially adverse tax consequences, currency fluctuations, restrictions on the repatriation of profits and assets, compliance with foreign laws and standards and political risks.

    Sun's financial condition and results of operations are subject to foreign exchange risk. Because of Sun's foreign growth strategies, Sun does not expect to repatriate funds invested overseas and, therefore, foreign currency transaction exposure is not normally hedged. Exceptional planned foreign currency cash flow requirements, such as acquisitions overseas, are hedged selectively to prevent fluctuations in the anticipated foreign currency value. Changes in the net worth of Sun's foreign subsidiaries arising from currency fluctuations are accumulated in the translation adjustments component of stockholders' equity.

YEAR 2000 RISK

    In common with users of computers around the world, Sun is investigating if and to what extent the date change from 1999 to 2000 may affect its networks and systems. Sun expects to incur internal staff costs, external consulting costs, and other expenses related to infrastructure and facility enhancement necessary to prepare the systems for the year 2000. Although the total cost to Sun of achieving year 2000 compliant systems is not expected to be material to Sun's operations or financial condition, there can be no assurance that the costs will be as expected or that this program will be successful or that the date change from 1999 to 2000 will not materially adversely affect Sun's business, financial condition and results of operations. The ability of third parties with which Sun transacts business to adequately address their year 2000 issues is outside Sun's control. Although Sun will seek alternative vendors, where its current vendors are unwilling or unable to become year 2000 compliant in a timely manner, there can be no assurance that Sun's business, financial condition and results of operations will not be materially adversely affected by the ability of third parties dealing with Sun, including Medicare and Medicaid, to also manage the effect of the year 2000 date change.

INCREASED LABOR COSTS AND AVAILABILITY OF PERSONNEL

    In recent years Sun has experienced increases in its labor costs primarily due to higher wages and greater benefits required to attract and retain qualified personnel, increased staffing levels in its long-term and subacute care facilities due to greater patient acuity and the hiring and retention of staff therapists. Although Sun expects labor costs to continue to increase in the future, it is anticipated that any increase in costs will generally result in higher patient rates in subsequent periods, subject to the time lag in most states between increases in reimbursable costs and the receipt of related reimbursement rate increases. Since under the upcoming PPS and fee schedules reimbursement, payment will no longer be on a "pass through" basis, increases in costs may no longer result in corresponding increases in reimbursement. See "--Potential Reduction of Reimbursement Rates from Third Party Payors and Possible Adverse Impact on Future Operating Results," "--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable," "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities," and "--Risks Associated with Related Party Transactions."

    In the past, the healthcare industry, including Sun's long-term and subacute care facilities, has experienced a shortage of nurses to staff healthcare operations and, more recently, the healthcare industry has experienced a shortage of therapists. Sun is not currently experiencing a nursing or therapist shortage, but it competes with other healthcare providers for nursing and therapist personnel and may compete with other service industries for persons serving Sun in other capacities, such as certified nursing assistants. A nursing, therapist or certified nursing assistant shortage could force Sun to pay higher salaries and make greater use of higher cost temporary personnel. A lack of qualified personnel might also require Sun to reduce its census or admit patients requiring a lower level of care, both of which could adversely affect operating results.

SUBSTANTIAL COMPETITION

    Sun operates in a highly competitive industry. The nature of competition varies by location. Sun's facilities generally operate in communities that are also served by similar facilities operated by others. Some competing facilities are located in buildings that are newer than those operated by Sun and provide services not offered by Sun, and some are operated by entities having greater financial and other resources and longer operating histories than Sun. In addition, some facilities are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other resources not available to Sun. Some hospitals that either currently provide long-term and subacute care services or are converting their under-utilized facilities into long-term and subacute care facilities are also a potential source of competition to Sun. Sun also competes with other companies in providing rehabilitation therapy services and pharmaceutical products and services to the long-term care industry and in employing and retaining qualified therapists and other medical personnel. Many of these competing companies have greater financial and other resources than Sun. There can be no assurance that Sun will not encounter increased competition in the future that would adversely affect its financial condition and results of operations.

POTENTIAL CONFLICTS OF INTEREST FROM RELATED PARTY TRANSACTIONS

    At March 31, 1998, 58 of Sun's 318 long-term and subacute care facilities in the United States were leased or subleased from John E. Bingaman or Zev Karkomi, two of Sun's directors, or from partnerships or corporations in which such directors are general or limited partners, directors or stockholders or otherwise have a significant equity holding. Sun believes the terms of all of the foregoing leases and subleases to which it is a party are as favorable to Sun as those that could have been obtained in arm's length transactions with nonaffiliated parties at the time of such transactions. However, contractual relationships with entities affiliated with members of Sun's board of directors create the potential for conflicts of interest. Sun will likely continue to enter into leases and subleases with members of its board of directors and their affiliates. There can be no assurance that these contractual relationships with members of Sun's board of directors and their affiliates will not create actual conflicts of interest.

ADEQUACY OF CERTAIN INSURANCE

    Healthcare companies are subject to medical professional liability, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Sun maintains property, liability and professional liability insurance policies in amounts and with such coverages and deductibles that are deemed appropriate by Sun, based upon historical claims, industry standards and the nature and risks of its business. Sun also requires that physicians practicing at its facilities carry medical professional liability insurance to cover their respective individual professional liabilities. There can be no assurance that such insurance will continue to be available at acceptable costs or that claims in excess of the current insurance coverage or claims not covered by insurance will not be asserted against Sun.

HEALTH INSURANCE AND WORKERS' COMPENSATION INSURANCE

    Sun self-insures the healthcare risks of its employees who select coverage under certain Sun-sponsored plans. Sun has in the past effected workers' compensation coverage through self-insurance or high deductible insurance programs. Substantially all of the risk of workers' compensation claims under the high deductible programs are assumed by Sun and such risks are comparable to those of a self-insured plan. The costs of paying for self-insured healthcare and self-insured and high deductible workers' compensation claims can fluctuate depending on the type and number of claims in any given period. There can be no assurance that the amounts Sun will be required to pay for these types of claims will not increase.

CONCENTRATION OF OWNERSHIP

    As of June 9, 1998, Mr. Andrew Turner, the Chairman of the Board of Directors and Chief Executive Officer of Sun, beneficially owned approximately 13.8% of the outstanding Company Common Stock. While Mr. Turner's percentage of ownership is not sufficient to enable him to control the outcome on matters submitted to stockholders, his stock ownership, along with his position as Chairman of the Board of Directors and Chief Executive Officer of Sun, enables him to exert significant influence on Sun's operations. Mr. Turner's level of ownership may have the effect of hindering a change of control of Sun.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

ABSENCE OF A PUBLIC MARKET FOR THE NEW NOTES

    Prior to the Exchange Offer, there has been no public market for the New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount. Sun does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on The Nasdaq Stock Market's National Market or otherwise. Sun has been advised by the Initial Purchasers that they currently intend to make a market in the New Notes, as permitted by applicable laws and regulations, after consummation of the New Notes Offering. The Initial Purchasers are not obligated, however, to make a market in the Old Notes or the New Notes, and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the New Notes or that any active public market for the New Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Notes may be adversely affected.

                                USE OF PROCEEDS

    There will be no cash proceeds payable to Sun from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Notes were used to repay borrowings under the Old Credit Facility.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented here.

                                                                               YEAR ENDED DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1993       1994       1995       1996       1997
                                                                ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................       3.34       1.76       1.15       1.64       1.65

                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,
                                                                      1998
                                                                -----------------
Ratio of earnings to fixed charges............................           1.52

    The computation of the ratio of earnings to fixed charges is based on applicable amounts of Earnings of the Company and its consolidated subsidiaries plus dividends received from less than fifty percent owned affiliates. "Earnings" consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, including amounts capitalized, amortization of debt discount and expense, an estimated amount of rental expense that it deemed to be representative of the interest factor and other interest charges.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents: (i) selected consolidated historical financial data for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 derived from Sun's audited Consolidated Financial Statements and (ii) selected consolidated historical financial data for the three months ended March 31, 1997 and 1998 derived from Sun's unaudited Consolidated Financial Statements. Results for the three month periods may not be indicative of results for the full year. The data for the periods presented are not necessarily comparable because of acquisitions throughout those periods. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Sun's Consolidated Financial Statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K") and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (the "Form 10-Q"), each of which is incorporated herein by reference.

                                                                                                       THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                          MARCH 31,
                                          ---------------------------------------------------------   ---------------------
                                            1993      1994        1995         1996         1997         1997        1998
                                          --------  --------   ----------   ----------   ----------   ----------   --------
                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total net revenues......................  $230,815  $673,354   $1,135,508   $1,316,308(1) $2,010,820(10) $  398,636 $741,490
Costs and expenses:
  Operating.............................   178,712   509,036      855,766    1,016,155    1,518,918      300,256    553,435
  Rent..................................    15,578    43,626       73,727       91,666      143,900       27,647     55,150
  Corporate general and administrative..    10,675    31,633       51,468       62,085       98,169       18,447     39,301
  Provision for losses on accounts
    receivable..........................     1,265    27,632(2)     14,623(2)     14,970(2)     15,839      3,194     6,013
  Interest, net.........................       341    10,548       21,829       25,899       74,482       11,324     35,140
  Special charges.......................     --        2,275(3)     18,567(4)     19,250(5)      7,000(11)     --     --
  Impairment loss.......................     --        --          59,000(6)     --          --           --          --
  Depreciation and amortization.........     1,534    11,797       27,734       33,817       56,630       11,641     20,474
                                          --------  --------   ----------   ----------   ----------   ----------   --------
    Total costs and expenses............   208,105   636,547    1,122,714    1,263,842    1,914,938      372,509    709,513
                                          --------  --------   ----------   ----------   ----------   ----------   --------
Earnings before income taxes and
  extraordinary loss....................    22,710    36,807       12,794       52,466       95,882       26,127     31,977
Income taxes(7)(9)......................     9,247    17,246       33,362       30,930       41,153       10,190     13,590
                                          --------  --------   ----------   ----------   ----------   ----------   --------
Earnings (loss) before extraordinary
  loss(7)(9)............................    13,463    19,561      (20,568)      21,536       54,729       15,937     18,387
Extraordinary loss......................     --        --          (3,413)(8)     --        (19,928 (12)     --       --
                                          --------  --------   ----------   ----------   ----------   ----------   --------
Net earnings (loss)(7)(9)...............  $ 13,463  $ 19,561   $  (23,981)  $   21,536   $   34,801   $   15,937   $ 18,387
                                          --------  --------   ----------   ----------   ----------   ----------   --------
                                          --------  --------   ----------   ----------   ----------   ----------   --------

                                                    DECEMBER 31,                       MARCH 31,
                                -----------------------------------------------------  ---------
                                  1993       1994       1995       1996       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------
                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital...............  $  45,451  $ 197,150  $ 237,147  $ 211,582  $ 307,025  $ 373,885
Total assets..................    110,488  1,054,223  1,042,503  1,229,426  2,579,237  2,687,986
Long-term debt, net of current
  portion.....................     11,967    398,534    348,460    483,453  1,567,971  1,638,365
Stockholders' equity..........     70,361    550,449    569,042    572,137    617,053    639,550

------------------------------

 (1) In the fourth quarter of 1996, the Company recorded negative revenue adjustments totaling approximately $23.0 million resulting from changes in accounting estimates of amounts realizable from third party payors. These changes in accounting estimates primarily arose out of the cost reporting settlement process in that quarter, including the settlement of outstanding Medicare cost reports and the results of Medicare and Medicaid cost report audits. Approximately $19.4 million of the adjustments related to changes in estimates of the settlement of prior years' cost reports (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report on Form 10-Q for the three months ending June 30, 1997, and Note 1(d) to Sun's Consolidated Financial Statements included elsewhere herein).

 (2) In 1994, the provision for losses on accounts receivable reflects the write-off of $23.4 million of receivables of Mediplex that existed at the time of its June 1994 acquisition by Sun. These receivables were impaired as of the fourth quarter of 1994 or earlier. In 1995, an additional $7.6 million of Mediplex accounts receivable were written off, of which $3.5 million represented accounts receivable existing at the date of acquisition. In 1996, Sun recorded an additional provision for losses on accounts receivable of $6.6 million related primarily to its Mediplex facilities (see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sun's Quarterly Report on Form 10-Q for the three months ending June 30, 1997).

 (3) Reflects a charge in connection with the payment of an inducement fee to effect the conversion in August 1994 of $24.4 million of Sun's 6 1/2% Convertible Subordinated Debentures.

 (4) Includes (i) $5.8 million of transaction-related merger costs incurred in connection with the mergers of Sun with CareerStaff and SunCare (see Note
     (2) to Sun's Consolidated Financial Statements included elsewhere herein),
     (ii) $4.0 million of costs related to averting a strike and negotiating new contracts for certain unionized nursing homes in Connecticut, (iii) a charge of $5.5 million related to monitoring and responding to the OIG investigation and legal fees resulting from shareholder litigation related to the announcement of the OIG investigation and (iv) a charge of $3.3 million in connection with the payment of an inducement fee to effect the conversion in January 1995 of $39.4 million of Sun's 6 1/2% Convertible Subordinated Debentures.

 (5) Includes (i) a $24.0 million charge recognized by Sun to settle certain of the lawsuits brought by shareholders, (ii) $9.0 million received from Sun's director and officer insurance carrier in connection with such settlement (see Note 14 to Sun's Consolidated Financial Statements included elsewhere herein) and (iii) $4.3 million of additional expenses related to monitoring and responding to the continuing OIG investigation and responding to the remaining shareholder litigation related to the announcement of the OIG investigation.

 (6) The $59.0 million impairment loss recorded by Sun primarily relates to goodwill associated with six of the forty facilities acquired in the acquisition of Mediplex (see Note 1(g) to Sun's Consolidated Financial Statements included elsewhere herein).

 (7) There was no provision for Federal or state income taxes in Sun's Consolidated Financial Statements for certain entities that subsequently became subsidiaries of Sun that had elected S corporation status prior to incorporation as C corporations. Net earnings (loss) for the years ended December 31, 1993, 1994 and 1995 reflect pro forma Federal and state income taxes that these entities would have been subject to and liable for as C corporations prior to each of the entities' termination of their S corporation status.

 (8) Reflects an extraordinary charge of $3.4 million (net of related tax benefit) in connection with the tender offer for Sun's 11 3/4% of Senior Subordinated Notes (see Note 6 to Sun's Consolidated Financial Statements included elsewhere herein).

 (9) See Note 1(o) to Sun's Consolidated Financial Statements included elsewhere herein for net earnings (loss) per share information. Also, PRO FORMA net earnings per share data for the years ended December 31, 1992 and 1993 is calculated based upon the number of shares of Company Common Stock issued upon the formation of Sun Healthcare Group, Inc. on April 13, 1993, which placed under the control of a single corporation all of Sun's operations and the appropriate weighted average number of shares of Company Common Stock for common stock transactions of Sun subsequent to Sun's preincorporation agreement dated as of April 13, 1993, and also include the appropriate weighted average number of shares of Company Common Stock for common stock transactions of CareerStaff and SunCare for the years ended December 31, 1992, 1993, 1994 and 1995.

 (10) In the fourth quarter of 1997, the Company recorded negative revenue adjustments totaling approximately $15.0 million resulting from changes in accounting estimates primarily based on new information arising from the settlement in late 1997 of substantially all of the Company's facility cost reports for 1994 and 1995. This charge also includes an estimate for projected settlements in 1996 based on prior years' settlements. In addition, the extinguishment of certain Regency debt discussed in footnote
      (10) below resulted in an increase in certain reimbursable costs from Medicare. As a result, the Company recognized $4.0 million of additional revenues from Medicare (see "Risk Factors--Risks Associated with Reimbursement Process and Collectibility of Certain Accounts Receivable" and "--Potential Liability for Reimbursements Paid to Former Operators of Acquired Facilities," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1(d) to Sun's Consolidated Financial Statements included elsewhere herein).

 (11) In 1997, the Company recorded a charge totaling $7.0 million in order to reduce the carrying value of its Canadian operations to fair value based on revised estimates of selling value and of costs to sell.

 (12) In 1997, the Company recognized an extraordinary loss of $17.9 million, net of related income tax benefit of $8.8 million, in connection with the Company's purchase of Regency's 12.25% Junior Subordinated Notes due 2003 and of Regency's 9.875% Senior Subordinated Notes due 2002 and an extraordinary loss of $2.1 million, net of related tax benefit of $1.0 million, related to the refinancing of the Company's credit facility.

                               THE EXCHANGE OFFER

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

GENERAL

    In connection with the issuance of the Old Notes pursuant to a Purchase Agreement dated as of April 29, 1998, between the Company and the Initial Purchasers, the Initial Purchasers and its respective assignees became entitled to the benefits of the Registration Rights Agreement.

    Under the Registration Rights Agreement, the Company and the Guarantors will, at Sun's cost (i) within 90 days after the date of the original issuance of the Notes (the "Issue Date") file a registration statement of which this Prospectus is a part under the Securities Act (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for New Notes, which will have terms substantially identical in all material respects to the Notes (except that such New Notes will not contain terms with respect to transfer restrictions and the identity of the Guarantors may change in accordance with the terms of the Indenture) and (ii) use reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Promptly after the Exchange Offer Registration Statement is declared effective, Sun and the Guarantors will offer New Notes in exchange for properly tendered Old Notes. Sun and the Guarantors will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of such Exchange Offer is mailed to the Holders. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes of the same class will be issued in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter
of Transmittal, is being sent to all registered holders as of June   , 1998. The
Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions."

    Old Notes shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

    Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any broker-dealer who purchased the Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be entitled to rely on the interpretations of the staff of the Commission set forth in the above-referenced no-action letters, (ii) will not be entitled to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to any exemption from such requirements.

    Each Holder who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of Sun, or if it is an affiliate of Sun, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, if the Holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to such New Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such New Notes.

    In the event that any change in law or in the applicable interpretations of the staff of the Commission do not permit Sun and the Guarantors to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 225 days of the Issue Date, Sun and the Guarantors will, at Sun's expense, (a) within 60 days after such filing obligation arises, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 60 days after such filing occurs and (c) use reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of 24 months following the Issue Date and such time as all of the Notes covered by the Shelf Registration Statement have been sold thereunder, or otherwise cease to be Transfer Restricted Securities (as defined in the Registration Rights Agreement). Sun will, in the event a Shelf Registration Statement is required to be filed, provide to each Holder copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder who sells Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification and contribution rights and obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and to benefit from the provisions regarding Liquidated Damages set forth in the following paragraph.

    If (a) the Shelf Registration Statement that is required to be filed as described above is not filed on or before the date specified for such filing,
(b) any registration statement filed in accordance with the above is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) an Exchange Offer Registration Statement becomes effective, and Sun and the Guarantors fail to consummate the Exchange Offer within 45 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Sun will pay liquidated damages ("Liquidated Damages") to each Holder, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of the Notes held by such Holder. Upon a Registration Default, Liquidated Damages will accrue at the rate specified above until such Registration Default is cured and the amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.25 per week per $1,000 principal amount of Notes (regardless of whether one or more than one Registration Default is outstanding). All accrued Liquidated Damages will be paid by Sun on each Interest Payment Date to the Holders by wire transfer of immediately available funds or by mailing checks to their registered addresses if such accounts have not been specified.

    Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The term "Expiration Date" shall mean August   , 1998 (20 business days
following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by February 18, 1998, the Company may be obligated to pay Liquidated Damages.
See "--General."

    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

    The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

    Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

    The New Notes will accrue interest at the applicable per annum rate from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the Issue Date of such Old Notes. Interest on the New Notes is payable on May 1 and November 1 of each year commencing November 1, 1998.

PROCEDURES FOR TENDERING

    To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal (or ATOP ticket if applicable), or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

    The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted, promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See "--Conditions" below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or ATOP ticket, if applicable) and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (if ATOP is not used) or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. ATOP is only available to members thereof who are not tendering pursuant to guaranteed delivery procedures set forth in "--Guaranteed Delivery Procedures."

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

    Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for exchange, nor will New Notes be issued in exchange for any Old Notes, and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer. The Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Notes from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

    U.S. Bank Trust National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                  By Mail:                                       By Hand:
    U.S. Bank Trust National Association           U.S. Bank Trust National Association
             First Trust Center                             First Trust Center
            180 East Fifth Street                          180 East Fifth Street
          St. Paul, Minnesota 55101                          Bond-Drop Window
                                                         St. Paul, Minnesota 55101

                                Attention: Therese Linscheid
                                 Telephone: (612) 244-1234
                                 Facsimile: (612) 244-1537

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

    The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                            DESCRIPTION OF NEW NOTES

    The Old New Notes were issued, and the New Notes offered hereby will be issued under an indenture dated as of May 4, 1998 (the "Indenture") between the Company, as issuer, the Guarantors and First Trust National Association, as trustee (the "Trustee"), a copy of the form of which is available from the Trustee. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions." Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture or the Registration Rights Agreement, as appropriate.

GENERAL

    The Notes will be senior subordinated, unsecured, general obligations of Sun, limited in aggregate principal amount to $150 million, and will mature on May 1, 2008. The Notes will rank PARI PASSU with all existing and future senior subordinated Indebtedness of Sun and will rank senior to all other existing and future Subordinated Indebtedness of Sun, and subordinate in right of payment with all other existing and future Senior Debt of Sun. The Notes will be guaranteed on a senior subordinated, unsecured, general basis by all existing and future material Subsidiaries of Sun other than Sun Systems, Inc., the CareerStaff Companies and the Foreign Companies. For information about the financial condition and results of operations of the Guarantors and of the Subsidiaries of Sun that are not Guarantors, see Note 18 to Sun's Consolidated Financial Statements included in Sun's Annual Report on Form 10-K for the year ended December 31, 1997 and Sun's Current Report on Form 8-K dated June 25, 1998. The obligations of each Guarantor under its Guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "--Certain Bankruptcy Limitations" below. As of March 31, 1998, after giving pro forma effect to the May Offerings, the aggregate amount of Indebtedness (excluding intercompany Indebtedness) that would have effectively ranked senior to the New Notes and the Guarantees was approximately $855.5 million. As of March 31, 1998, after giving such pro forma effect, approximately $256.2 million of Indebtedness ranking PARI PASSU in right of payment with the New Notes and/or the Guarantees and $104.0 million of Subordinated Indebtedness was outstanding.

    Interest on the Notes will accrue at the rate per annum set forth on the cover page of this Offering Memorandum and will be payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 1998, to Holders of record on the immediately preceding April 15 and October 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Sun maintained for such purpose within the Borough of Manhattan, The City of New York or, at the option of Sun, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; PROVIDED that all payments with respect to Notes, the Holders of which have given wire transfer instructions to the paying agent at least five business days prior to the relevant record date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. No service charge will be made for any registration of transfer or exchange of Notes, but Sun may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by Sun, Sun's office or agency in the Borough of Manhattan, The City of New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The Notes and the Guarantees will be general, unsecured obligations of Sun and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of Sun and the Guarantors, as applicable.

    The Indenture will provide that no payment (by set-off or otherwise) may be made by or on behalf of Sun or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities or from a trust related to defeasance of indebtedness (a "Defeasance Trust"), (i) upon the maturity of any Senior Debt of Sun or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Debt of Sun or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until (in the case of both (i) and (ii)) such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to Sun and the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $50 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of Sun or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities or from a Defeasance Trust. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Sun and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; PROVIDED that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the Representative under the Credit Agreement and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

    Upon any distribution of assets of Sun or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of Sun or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of Sun or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for to the satisfaction of such holders) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest on the Notes (other than Junior Securities or from a Defeasance Trust) and (ii) any payment or distribution of assets of Sun or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities or from a Defeasance Trust) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of Sun or any Guarantor (other than Junior Securities or from a Defeasance Trust) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of such Senior Debt upon the insolvency, bankruptcy or reorganization of Sun, any Guarantor or otherwise, all as though such payment has not been made.

    No provision contained in the Indenture or the Notes will affect the obligation of Sun and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

    As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Sun or a marshalling of assets or liabilities of Sun, the Holders may receive ratably less than other creditors.

    Sun conducts substantially all of its operations through its subsidiaries. See "Risk Factors -- Holding Company Structure; Effects of Asset Encumbrances." Accordingly, Sun's ability to meet its cash obligations is dependent upon the ability of its subsidiaries to make cash distributions to Sun. Furthermore, any right of Sun to receive the assets of any such subsidiary which is not a Guarantor upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that Sun is itself recognized as a creditor or preferred stockholder of such subsidiary, in which case the claims of Sun would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by Sun.

CERTAIN BANKRUPTCY LIMITATIONS

    Sun is a holding company, conducting substantially all of its business through subsidiaries, not all of which have guaranteed Sun's obligations with respect to the Notes. See "Risk Factors -- Holding Company Structure; Effects of Asset Encumbrances." Holders of the Notes will be direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives in the Offering. The obligations of each Guarantor under its Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See "Risk Factors -- Fraudulent Transfer Risks."

    If the obligations of a Guarantor under its Guarantee were avoided, Holders would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

    Sun will not have the right to redeem any Notes prior to May 1, 2003. The Notes will be redeemable for cash, at the option of Sun, in whole or in part, at any time on or after May 1, 2003 upon not less than 30 days' nor more than 60 days' notice to each Holder, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2003..............................................................................     104.688%
2004..............................................................................     103.126
2005..............................................................................     101.563
2006 and thereafter...............................................................     100.000%

    In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless Sun defaults in its redemption obligation with respect thereto.

    Sun will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASES AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require Sun to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an irrevocable and unconditional offer, as described below (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the

"Change of Control Payment") on a date (the "Change of Control Payment Date") that is not more than 90 days after the occurrence of such Change of Control. Within 45 days following any Change of Control, Sun will mail, or at Sun's request the Trustee will mail, a notice to each Holder offering to repurchase the Notes held by such Holder pursuant to the procedures specified in such notice. Sun will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

    On or before the Change of Control Payment Date, Sun will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount in cash equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by Sun. The paying agent will promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes improperly tendered or withdrawn will be delivered promptly by Sun to the Holder thereof. Sun will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    A failure by Sun to comply with the provisions of the two preceding paragraphs will constitute an Event of Default. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that Sun repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. See "-- Events of Defaults and Remedies."

    The terms of certain of Sun's Indebtedness require that Sun repay or refinance such Indebtedness in the event of a "change of control", as defined in such Indebtedness. Such change of control provisions may be triggered under such Indebtedness prior to the occurrence of a Change of Control, thereby requiring that the indebtedness under such Indebtedness be repaid or refinanced prior to Sun repurchasing any Notes upon the occurrence of a Change of Control. As such, Sun may not be able to satisfy its obligations to repurchase the Notes unless Sun is able to refinance or obtain waivers with respect to such Indebtedness. There can be no assurance that Sun will have the financial resources to repurchase the Notes in the event of a Change of Control. See "Description of Certain Indebtedness."

    ASSET SALES

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions, consummate an Asset Sale unless (i) Sun (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as reasonably determined and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by Sun or such Subsidiary is in the form of cash or Cash Equivalents, PROVIDED that for purposes of this provision, (x) the amount of (A) any liabilities (as shown on the most recent balance sheet of Sun or such Subsidiary or in the notes thereto) of Sun or such Subsidiary that are assumed by the transferee of any such assets (other than liabilities that are by their terms PARI PASSU with or subordinated to the Notes or the guarantee of the Guarantors, as applicable) and (B) any securities or other obligations received by Sun or any such Subsidiary from such transferee that are immediately converted by Sun or such Subsidiary into cash or Cash Equivalents (or as to which Sun or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 90-day period) will be deemed to be cash or Cash Equivalents (and shall be deemed to be Net Proceeds for purposes of the following provisions as and when reduced to cash or Cash Equivalents) to the extent of the net cash or Cash Equivalents realized thereon and (y) the fair market value of any Non-Cash Consideration received by Sun or a Subsidiary in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as reasonably determined and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) received by Sun or any of its Subsidiaries since the date of the Indenture in all Non-Qualified Asset Sales does not exceed 5% of Stockholders' Equity as of the date of such consummation. Notwithstanding the foregoing, to the extent Sun or any of its Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when Sun or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

    Pursuant to the Indenture, within 365 days after the receipt of any Net Proceeds from an Asset Sale, Sun or such Subsidiary may apply such Net Proceeds
(i) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses (and no other material assets),
(ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which Sun is permitted to be engaged pursuant to the covenant described below under the caption "-- Certain Covenants -- Line of Business," or (iii) to permanently reduce Senior Debt (including, in the case of Senior Revolving Debt, to correspondingly reduce commitments with respect thereto). Pending the final application of any such Net Proceeds, Sun or such Subsidiary may temporarily reduce Senior Revolving Debt. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, Sun will be required to make an offer to all Holders and holders of any other Indebtedness of Sun ranking senior to or on a parity with the Notes from time to time outstanding with similar provisions requiring Sun to make an offer to purchase or to redeem such Indebtedness with the proceeds from any Asset Sales, pro rata in proportion to the respective principal amounts (or, if applicable, accreted values of Indebtedness issued with an original issue discount) of Notes and such other Indebtedness then outstanding (collectively, an "Asset Sale Offer") to purchase the maximum principal amount (or, if applicable, accreted values of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase (the "Asset Sale Payment"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount (or, if applicable, accreted values of Indebtedness issued with an original issue discount) of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Sun may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under the Indenture. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and such other Indebtedness will be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of Sun or any of its Subsidiaries (other than (x) dividends or distributions to the extent payable in Qualified

Equity Interests of Sun, (y) dividends or distributions to the extent payable to Sun or any Subsidiary of Sun, and (z) dividends or distributions by any Wholly Owned Subsidiary of Sun); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Sun, or any of its Subsidiaries; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at the original final stated maturity date thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalents, shall be the fair market value (as reasonably determined and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee prior to the making of such Restricted Payment) of the asset(s) proposed to be transferred by Sun or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) Sun would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Sun and its Subsidiaries after March 31, 1997 (excluding Restricted Payments permitted by clauses (x), (y) and (z) of the next succeeding paragraph), is less than the sum (without duplication) of
    (i) 50% of the Consolidated Net Income of Sun for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after March 31, 1997 to the end of Sun's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Sun from the issue or sale (other than to a Subsidiary of Sun) since March 31, 1997 of (A) Qualified Equity Interests of Sun or (B) debt securities of Sun or any of its Subsidiaries that were issued after March 31, 1997 and have been converted into or exchanged for Qualified Equity Interests of Sun, plus (iii) to the extent that any Restricted Investment that was made after July 8, 1997 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return to Sun and its Subsidiaries of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or (B) the initial amount of such Restricted Investment.

    The immediately preceding paragraph will not prohibit the following Restricted Payments: (u) dividends or distributions paid by any Subsidiary of Sun to holders of Capital Stock of such Subsidiary other than Sun or another Subsidiary of Sun, PROVIDED that such dividends and distributions are paid (1) on a PRO RATA basis to each holder of Capital Stock of such Subsidiary or (2) in the case of payment by a CareerStaff Company, in accordance with the partnership agreement thereof; (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have otherwise complied with the provisions of the Indenture; (w) the payment of up to an aggregate of $22.5 million for the redemption or other acquisition of any of the outstanding 6 1/2% Convertible Subordinated Debentures due 2003; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Sun issued after July 8, 1997 in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of Sun) of Qualified Equity Interests of Sun, PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the defeasance, redemption or repurchase of Subordinated Indebtedness issued after July 8,

1997 with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of Sun) of Qualified Equity Interests of Sun, PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; and (z) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if Sun has complied with its obligations under the provisions described under the covenant described above under the caption "Repurchases at the Option of the Holders -- Change of Control"; PROVIDED that in the case of each of clauses (u), (v), (w), (x), (y) and (z) of this paragraph no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

    Not later than the date of making any Restricted Payment, Sun shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

    The Indenture will provide that except as set forth below in this covenant, Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (individually and collectively, "incur") after the date of the Indenture any Indebtedness (including Acquired Debt), and Sun will not permit any of its Subsidiaries to issue any shares of Preferred Stock; PROVIDED that Sun and its Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Preferred Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Preferred Stock and (b) the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1 for incurrences on or prior to June 30, 1999, 2.25 to 1 for incurrences after June 30, 1999 and on or prior to June 30, 2000 and 2.5 to 1 thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock issued at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is first issued.

    The foregoing paragraph will not prevent:

        (i) the incurrence under this clause (i) by Sun or any of its Subsidiaries (other than the Foreign Companies) of (a) Maximum Senior Revolving Debt less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to covenant described above the under the caption "Repurchases at the Option of Holders -- Asset Sales" after the Issue Date and (b) Maximum Senior Term Debt less the aggregate amount of all principal payments made with respect to such Senior Maximum Term Debt;

        (ii) the incurrence by the Foreign Companies of Senior Revolving Debt pursuant to the U.K. Credit Agreements in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of the Foreign Companies with respect thereto and including any Permitted Refinancing Indebtedness incurred under this clause (ii) to extend, renew, refinance, defense, or refund any such Indebtedness) not to exceed an amount equal to L75.0 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies), less the aggregate amount of all Net Proceeds of Assets Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption "-- Repurchases at the Option of Holders -- Asset Sales" after the Issue Date;

       (iii) the incurrence by Sun and the Guarantors of Indebtedness represented by the Notes (including $25.0 million principal amount which the Initial Purchasers have the option to purchase to cover over-allotments, if any);

        (iv) the incurrence by Sun or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (including, without limitation, Existing Indebtedness);

        (v) the incurrence by Sun or any of its Subsidiaries of intercompany Indebtedness between or among Sun and/or any Subsidiaries; PROVIDED that in the case of such Indebtedness of Sun or the Guarantors, such obligations shall be unsecured and subordinated in all respects to Sun's and the Guarantors' obligations pursuant to the Notes and the Guarantees and a new incurrence shall be deemed to occur for purposes of this covenant upon any such Subsidiary ceasing to be a Subsidiary such that such Indebtedness is no longer intercompany Indebtedness between or among Sun and/or any Subsidiaries;

        (vi) the incurrence by Sun or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; PROVIDED that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

       (vii) the incurrence by Sun or any of its Subsidiaries of Indebtedness represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of Sun or such Subsidiary in accordance with customary industry practices, in amounts and for the purposes customary in Sun's industry; and

      (viii) the incurrence by Sun or any of the Guarantors or the Foreign Companies of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding (including any Indebtedness issued to extend, refinance, replace, defease or refund such Indebtedness) not to exceed $75.0 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies).

    For purposes of determining any particular amount of Indebtedness under this covenant and so as to avoid duplication, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the second paragraph of this covenant, except as specifically stated otherwise and only at the time of such incurrence Sun, such Guarantor or such Subsidiary shall classify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness as being incurred in one of the categories of permitted Indebtedness described above and (ii) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date.

    LAYERING INDEBTEDNESS; REDEEMABLE STOCK; LIENS SECURING INDEBTEDNESS

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist (a) any (i) Redeemable Stock, or (ii) Indebtedness that is subordinate in right of payment to any other Indebtedness of Sun or a Guarantor (other than Existing Indebtedness, Acquired Debt (except to the extent incurred in connection with or in contemplation of such acquisition or merger or in violation of the covenant described under the caption "Incurrence of

Indebtedness and Issuance of Preferred Stock") and Indebtedness incurred in compliance with clause (v) of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock") unless, by its terms, such Redeemable Stock or Indebtedness (A) has an original final stated maturity subsequent to the final stated maturity of the Notes and a Weighted Average Life to Maturity longer than that of the Notes and (B) is subordinate in right of payment to, or ranks PARI PASSU with, the Notes or the Guarantee, as applicable, or (b) any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom securing any Indebtedness of Sun or any of its Subsidiaries unless all payments due under the Indenture, the Notes and the Guarantees (as applicable) are secured on an equal and ratable basis with the Obligations so secured (or, if the Obligations so secured constitute Subordinated Indebtedness, on a senior basis) until such time as such Obligations are no longer secured by a Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to Sun or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Sun or any of its Subsidiaries,
(ii) make loans or advances to or on behalf of Sun or any of its Subsidiaries or
(iii) transfer any of its properties or assets to or on behalf of Sun or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Indenture or any indenture or similar instrument governing Indebtedness ranking on a parity with the Notes, provided that such restrictions are no more restrictive than those contained in the Indenture, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by Sun or any of its Subsidiaries as in effect at the time of such acquisition or merger (except to the extent incurred in connection with or in contemplation of such acquisition or merger or in violation of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or merged, (e) customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above solely on the property so acquired, (g) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in and do not apply to any other assets or person than was covered by the agreements governing the Indebtedness being refinanced, or (h) the Credit Agreement, the U.K. Credit Agreements and future Foreign Company credit agreements, including related documentation as the same is in effect on July 8, 1997 and as amended or replaced from time to time (and Senior Debt under other credit agreements with lender banks or other financial institutions that are no more restrictive than the Credit Agreement), PROVIDED that no such future Foreign Company credit agreement and no such amendment or replacement is more restrictive as to the matters enumerated above than the Credit Agreement, the U.K. Credit Agreements (in the case of amendments or replacements thereof) and related documentation as in effect on July 8, 1997. Nothing contained in this "Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant shall prevent Sun or any Subsidiary of Sun from creating, incurring, assuming or suffering to exist any Permitted Liens or entering into agreements in connection therewith that impose restrictions on the transfer or disposition of the property or assets subject to such Permitted Liens.

    LINE OF BUSINESS

    The Indenture will provide that Sun will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Nursing Facilities and Related Businesses.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Indenture will provide that Sun may not consolidate or merge with or into (whether or not Sun is the surviving corporation), or, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation unless (i) Sun is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Sun) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made or (in the case of a Plan of Liquidation) the Person which receives the greatest value from the Plan of Liquidation is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Sun) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made or (in the case of a Plan of Liquidation) the Person which receives the greatest value from the Plan of Liquidation assumes all the obligations of Sun under the Notes and the Indenture pursuant to a supplemental Indenture in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists; and (iv) Sun or the entity or Person formed by or surviving any such consolidation or merger (if other than Sun), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made or (in the case of a Plan of Liquidation) the Person which receives the greatest value from the Plan of Liquidation (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Sun immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

    Upon any consolidation or merger or any such sale, assignment, transfer, conveyance or other disposition (but not lease) or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Sun is merged or to which such transfer is made or, in the case or a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, Sun under the Indenture with the same effect as if such successor corporation had been named therein as Sun, and Sun shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Sun's interest in which constitutes all or substantially all of the properties and assets of Sun shall be deemed to be the transfer of all or substantially all of the properties and assets of Sun.

    TRANSACTIONS WITH AFFILIATES

    The Indenture will provide that neither Sun nor any of its Subsidiaries will be permitted on or after the date of the Indenture to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or any series of related Affiliate Transactions, unless (i) such Affiliate Transaction is on terms that are no less favorable to Sun or the relevant Subsidiary than those that could have been obtained

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
in a comparable transaction by Sun or such Subsidiary with an unrelated Person and (ii) Sun delivers to the Trustee (a) with respect to an Affiliate Transaction, or any series of related Affiliate Transactions, involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to an Affiliate Transaction, or any series of related Affiliate Transactions, involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Sun or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; PROVIDED that the following shall not be deemed to be Affiliate Transactions: (w) transactions or payments pursuant to any employment arrangements, director or officer indemnification agreements or employee or director benefit plans entered into by Sun or any of its Subsidiaries in the ordinary course of business of Sun or such Subsidiary, (x) transactions between or among Sun and/or any of its Subsidiaries, (y) any transaction or series of related transactions pursuant to terms entered into prior to the date of the Indenture and (z) Restricted Payments by Sun which are permitted by the covenant described above under the caption "Restricted Payments" and are made on a PRO RATA basis to each stockholder of Sun.

    SUBSIDIARY GUARANTORS

    The Indenture will provide that all existing and future Subsidiaries of Sun, except as provided below, jointly and severally will guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated, unsecured, general basis. Sun will covenant pursuant to the Indenture to cause (a) each of its Subsidiaries (other than Sun Systems, Inc.) which is neither a CareerStaff Company nor a Foreign Company and which is not a Guarantor on the date of the Indenture (other than (x) Subsidiaries having total assets with a book value of less than $500,000 and that do not guarantee any Senior Debt and (y) any Subsidiary which is not then either a Guarantor or a guarantor under the Credit Agreement or other Indebtedness under any agreement or instrument to which Sun is a party or by which Sun is bound, if (i) such Subsidiary is not required by the terms of the Credit Agreement or such other agreement or instrument to become a guarantor under the Credit Agreement or such other agreement or instrument and (ii) the conditions for releasing a Guarantor from its obligations as a Guarantor of the Notes specified in clause (ii) in the second paragraph under the caption "--Release of Guarantors" are then satisfied) and (b) Sun Systems, Inc., each CareerStaff Company, and each Foreign Company, if such person (i) guarantees or otherwise becomes liable for Indebtedness of Sun or any Guarantor (other than, in the case of CareerStaff Companies, Indebtedness under the Credit Agreement), or (ii) causes more than two-thirds of its Equity Interests to be pledged to secure Indebtedness of Sun or any Guarantor (other than, in the case of CareerStaff Companies, Indebtedness under the Credit Agreement), to execute and deliver to the Trustee, promptly upon the execution by such Subsidiary of a guarantee of Sun's obligations under any Indebtedness, a Guarantee pursuant to which such Subsidiary will guarantee payment of the Notes and the performance of Sun's other obligations under the Indenture to the extent set forth in the provisions of the Indenture relating to Guarantors. Neither Sun Financing I nor Sun Financing II, both subsidiaries of the Company, will be required to guarantee any principal, premium, if any or interest on the Notes pursuant to the foregoing paragraph.

    RELEASE OF GUARANTORS

    The Indenture will provide that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee and, the Indenture on the terms set forth in the Indenture;

and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

    The Indenture will provide that upon (i) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all of its assets) to an entity which is not a Subsidiary of Sun, or upon the dissolution of any Guarantors which sale, disposition or dissolution is otherwise in compliance with the Indenture, or (ii) the release of any Guarantor from its obligations as a guarantor under the Credit Agreement, so long as (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such release, (b) Sun is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" on the date on which such release occurs, and (c) the amount of Indebtedness outstanding under the Credit Agreement for at least 30 days prior to the time of such release is at least $250 million, such Guarantor shall be deemed released from its obligations under its Guarantee of the Notes; PROVIDED that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of Sun shall also terminate upon such sale, disposition or dissolution. The lenders party to the Credit Agreement have agreed not to require Sun Financing I, the issuer of the Convertible Preferred Securities, to be a guarantor under the Credit Agreement.

REPORTS

    The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Sun will furnish to the Trustee and all Holders, within 15 days after it is or would have been required to file such with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Sun were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Sun's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission but only to the extent permitted thereby, Sun will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment, when due, of any installment of interest on the Notes; (ii) default in payment when due (at maturity, redemption, by acceleration or otherwise, including without limitation payment of the Change of Control Payment or the Asset Sale Payment) of the principal of or premium, if any, on the Notes; (iii) failure by Sun or any Guarantor for 30 days after notice to comply with the provisions described above under the caption "Restricted Payments" or "Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by Sun or any Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture, the Notes or a Guarantee; (v) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Sun or any of its Subsidiaries (or the payment of which is guaranteed by Sun or any of its Subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is thereafter created, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its final stated maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates in excess of $20 million;
(vi) final unsatisfied judgments not covered by insurance aggregating in excess of $20 million, at any one time rendered against Sun or any of its Subsidiaries and not stayed, bonded or discharged within 60 days; (vii) any Guarantee by a Guarantor which

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
is a Significant Subsidiary shall cease for any reason not permitted by the Indenture to be in full force and effect or any such Guarantor, or any person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to Sun or any of its Significant Subsidiaries.

    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED that so long as at least $15 million of Senior Debt is outstanding under the Credit Agreement, no acceleration of the maturity of the Notes shall be effective until the earlier of (i) five days after notice of acceleration is received by the Representative under the Credit Agreement (unless such Event of Default is cured or waived prior thereto) and (ii) the date on which any Senior Debt under the Credit Agreement is accelerated. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Sun or any of its Significant Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    Prior to the declaration of acceleration of the maturity of the Notes, the Holders of the applicable percentage (specified in the first paragraph of this covenant) in aggregate principal amount of the Notes then outstanding, by notice to the Trustee on behalf of the Holders of all of the Notes, may waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes.

    Sun is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Sun is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    The Indenture will provide that no director, officer, employee, incorporator or stockholder of Sun, as such, shall have any liability for any obligations of Sun under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Sun may, at its option and at any time within one year of the final stated maturity of the Notes, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that Sun shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) Sun's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and Sun's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, Sun may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such

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
obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Sun must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Notes on their redemption or final stated maturity; (ii) in the case of Legal Defeasance, Sun shall have delivered to the Trustee an opinion of counsel in the United States confirming that (A) Sun has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Sun shall have delivered to the Trustee an opinion of counsel in the United States confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Sun or any of its Subsidiaries is a party or by which Sun or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit);
(vi) Sun must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) Sun must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Sun with the intent of preferring the Holders of such Notes over the other creditors of Sun with the intent of defeating, hindering, delaying or defrauding other creditors of Sun; and (viii) Sun must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through
(vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph, have been complied with.

    If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of premium, if any, and interest on the Notes when due, then the obligations of Sun and the Guarantors under the Indenture, the Notes and the Guarantees will be revived and no such defeasance will be deemed to have occurred.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes).

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
    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, (iii) reduce the rate of or extend the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the Payment Default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes, (vii) cause the Notes or any Guarantee to become subordinate in right of payment to any Indebtedness other than Senior Debt, or (viii) make any change in the foregoing amendment and waiver provisions adverse to the Holders. Notwithstanding the foregoing, so long as any Senior Debt is outstanding under the Credit Agreement, no modification, supplement or waiver of any of the subordination and related provisions and definitions of the Notes or the Indenture shall be effective unless expressly agreed to in writing by the Representative under the Credit Agreement. So long as any Senior Debt is outstanding under the Credit Agreement, the Trustee shall deliver written notice of any modification or supplement to the Notes or the Indenture to the Representative under the Credit Agreement no less than five business days before the effective date of any such modification or supplement.

    Without the consent of any Holder, Sun, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for additional Guarantors of the Notes or the release, in accordance with the Indenture, of any Guarantor, to provide for the assumption of Sun's or any Guarantor's obligations to Holders in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Securities, or in any other case, pursuant to the provisions of the Indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any Holder.

CONCERNING THE TRUSTEE

    The Indenture will contain certain limitations on the rights of the Trustee, should the Trustee become a creditor of Sun, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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
CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

    "APPROVED JURISDICTION" means the United States of America, Canada, the United Kingdom and any other member nation of the Organization for Economic Development and Cooperation.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets, including, without limitation, by way of a sale and leaseback or by merger or consolidation (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Sun and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Repurchases at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described above under the caption "Repurchases at the Option of Holders -- Asset Sales"), and (ii) the issuance or sale by Sun or any of its Subsidiaries of Equity Interests of any of Sun's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5 million or (b) for Net Proceeds in excess of $5 million. Notwithstanding the foregoing: (a) a transfer of assets by Sun to a Subsidiary or by a Subsidiary to Sun or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to Sun or to another Subsidiary, and (c) a Nursing Facility Swap will not be deemed to be an Asset Sale.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CAREERSTAFF COMPANY" means (i) CareerStaff Unlimited, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Sun, and its direct and indirect Wholly Owned Subsidiaries (collectively, "CareerStaff Unlimited") so long as such persons conduct no material business except acquiring, holding or selling equity or other interests in other CareerStaff Companies or (ii) any Subsidiary of Sun (a) in which CareerStaff Unlimited is the general partner, (b) which is no less than 5% and no more than 10% owned by persons that are not Affiliates of Sun and (c) substantially of all of whose business consists of temporary therapy staffing.

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    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the government of an Approved Jurisdiction or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in the foregoing clauses (i) through (v).

    "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Sun and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of Sun, (ii) the acquisition by any Person or group (as defined above) of a direct or indirect interest in more than 50% of the voting power of the voting stock of Sun, by way of merger or consolidation or otherwise, or
(iii) the first day on which a majority of the members of the Board of Directors of Sun are not Continuing Directors.

    The phrase "all or substantially all" of the assets of Sun will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Sun has occurred, in which case a Holder's ability to obtain the benefit of a Change of Control Offer may be impaired. In addition, no assurances can be given that Sun will be able to acquire Notes tendered upon the occurrence of a Change of Control.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the sum of (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income, (ii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income,
(iii) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, and (iv) other non-cash items of such Person and its Subsidiaries for such period to the extent such non-cash items were deducted in computing such Consolidated Net Income, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated Cash Flow for such period or any prior period, in each case on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash items of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Sun by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

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    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; PROVIDED that (i) the Net Income, if positive, of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, but in any case not in excess of such Person's pro rata share of such Person's Net Income for such period, (ii) the Net Income, if positive, of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Redeemable Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Sun who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of October 8, 1997 and as amended by the First Amendment thereto dated November 12, 1997 and the Second Amendment thereto dated March 27, 1998, by and among Sun and NationsBank of Texas, N.A. and the other banks that are parties thereto, providing for availability of up to $1.2 billion of loans to Sun in the following components: (a) a revolving credit facility of up to $500.0 million and (b) three term loans in the amounts of $200.0 million, $250.0 million and $250.0 million, respectively, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, increased, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

    "DEFAULT" means any event or condition that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means Indebtedness of Sun and its Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage

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Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Sun or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period, and
(ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded (but in the case of Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to such Person's Fixed Charges subsequent to the Calculation Date).

    "FIXED CHARGES" means, with respect to any Person for any period, the sum (without duplication and determined in each case in accordance with GAAP) of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) interest under any guarantee by such Person or any of its Subsidiaries of Indebtedness of any other Person in the amount of interest attributable to the Indebtedness guaranteed and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; PROVIDED that in the event any cash dividend payment is deductible for federal, state and/or local tax purposes, the amount of the tax deduction relating to such cash dividend payment for such period shall be subtracted from the Fixed Charges for such Person for such period.

    "FOREIGN COMPANIES" means any Subsidiary of Sun which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations in a country other than the United States of America.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, applied on a consistent basis and as in effect from time to time.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

    "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) any Redeemable Stock of such Person, (ii) any liabilities and obligations of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any

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Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all liabilities and obligations of any other Person secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person (the amount thereof being deemed to equal such asset's fair market value), and (iv) to the extent not otherwise included, the guarantee by such Person of any liabilities or obligations of any other Person of the kind described in the preceding clauses (i)-(iii).

    "INVESTMENT" by any Person in any other Person means (without duplication)
(i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); and (iii) other than guarantees of Indebtedness of Sun or any Subsidiary to the extent permitted by the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; PROVIDED that Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

    "ISSUE DATE" means the date of the first issuance of the Notes under the Indenture.

    "JUNIOR SECURITY" means any Qualified Equity Interests and any Indebtedness of Sun or a Guarantor, as applicable, that is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the final stated maturity of the Notes.

    "LIEN" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

    "MAXIMUM SENIOR REVOLVING DEBT" means Senior Revolving Debt pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of Sun or any such Subsidiary with respect thereto), and including any Permitted Refinancing Indebtedness incurred to extend, renew, refinance, defease or refund any such Indebtedness, incurred under clause (i)(a) of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," not to exceed an amount equal to $500.0 million.

    "MAXIMUM SENIOR TERM DEBT" means loans outstanding with respect to any term loan facilities contained in the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of Sun or any such Subsidiary with respect thereto), and including any Permitted Refinancing Indebtedness incurred to extend, renew, refinance, defease or refund any such Indebtedness, incurred under clause (i)(b) of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," not to exceed an amount equal to $400.0 million.

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    "NET INCOME" means, with respect to any Person, the consolidated net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business (including without limitation any gain from the sale or other disposition of assets outside of the ordinary course of business or from the issuance or sale of any Equity Interests), together with any related provision for taxes on such extraordinary or other material nonrecurring gain or loss.

    "NET PROCEEDS" means the aggregate cash or Cash Equivalent proceeds received by Sun or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any other expenses incurred or to be incurred by Sun or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or due and payable as a result thereof in the year of sale or the immediately following year (after taking into account the application of deductions, net operating losses and other tax attributes), amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and all distributions and other payments required to be made and actually made to minority interests holders in Subsidiaries as a result of such Asset Sale; PROVIDED that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to provide for indemnification of the transferee for specified liabilities in maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligations shall not be deemed to be Net Proceeds until the escrow terminates or the transferor ceases to segregated and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

    "NON-CASH CONSIDERATION" means any non-cash or non-Cash Equivalent consideration received by Sun or a Subsidiary of Sun in connection with an Asset Sale and any non-cash or non-Cash Equivalent consideration received by Sun or any of its Subsidiaries upon disposition thereof.

    "NON-QUALIFIED ASSET SALE" means an Asset Sale in which the Non-Cash Consideration received by Sun and its Subsidiaries exceeds 20% of the total consideration received in connection with such Asset Sale calculated in accordance with clause (x), but not clause (y), of the proviso to the first sentence under the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

    "NURSING FACILITY" means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility, subacute care facility or other facility that is used or useful in the provision of healthcare services.

    "NURSING FACILITY SWAP" means an exchange of assets by Sun or one or more Subsidiaries of Sun or of the Equity Interests of a Subsidiary for one or more Nursing Facilities and/or one or more Related Businesses or of the Equity Interests of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

    "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PAYMENT DEFAULT" means any failure to pay any scheduled installment of principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

    "PERMITTED LIENS" means (i) Liens in favor of Sun; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Sun or any Subsidiary of Sun or becomes a Subsidiary

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of Sun, PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Sun or that becomes a Subsidiary of Sun; (iii) Liens on property existing at the time of acquisition thereof by Sun or any Subsidiary of Sun, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that acquired; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens securing Senior Debt outstanding under the Credit Agreement, Liens securing Existing Indebtedness, and Liens on the Equity Interests in or assets of Foreign Companies securing Indebtedness outstanding under Foreign Company credit agreements; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under the Indenture and that was incurred in accordance with the provisions of the Indenture, PROVIDED that such Liens do not extend to or cover any property or assets of Sun or any of its Subsidiaries other than assets or property securing the Indebtedness so refinanced; (viii) Purchase Money Liens; (ix) any interest or title of a lessor under any Capital Lease Obligation otherwise permitted by the Indenture; (x) Liens upon specific items of inventory or equipment and proceeds of Sun or any Subsidiary securing its obligations in respect of bankers' acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment; (xi) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under the Indenture and issued in connection with the purchase of inventory or equipment by Sun or any Subsidiary in the ordinary course of business; (xii) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of Sun or any Subsidiary, including rights of offset and setoff; (xiii) Liens securing Acquired Debt otherwise permitted by the Indenture, PROVIDED that (A) the Indebtedness secured shall not exceed the fair market value of the assets so acquired (such fair market value to be determined in good faith by the Board of Directors of Sun at the time of such acquisition) and (B) such Indebtedness shall be incurred, and the Lien securing such Indebtedness shall be created, within 12 months after such acquisition; (xiv) Liens securing Hedging Obligations agreements relating to Indebtedness otherwise permitted under the Indenture; (xv) other Liens on assets of Sun or any of its Subsidiaries securing Indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $5 million; (xvi) Liens on Medicare, Medicaid or other patient accounts receivable of Sun or its Subsidiaries; (xvii) Liens on real estate and related personal property (including, but not limited to, sale and leasebacks of and mortgages on real estate and related personal property) not to exceed an aggregate amount equal to $60 million per year; (xviii) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xix) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property; and (xx) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default under the Indenture.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Sun or any of its Subsidiaries (a) issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), other Indebtedness of Sun or any of its Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the lesser of (A) the principal amount of the Indebtedness so Refinanced and (B) if such Indebtedness being Refinanced was issued with original issue discount, the accreted value thereof (determined in accordance with GAAP) (plus, in each case, the amount of any reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a

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final stated maturity later than the final stated maturity of, and has a
Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; (iii) if the Indebtedness being Refinanced is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final stated maturity later than the final stated maturity of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) if the obligor on the Indebtedness being Refinanced, is a Subsidiary that is not a Guarantor, such Permitted Refinancing Indebtedness shall only be incurred by such Subsidiary.

    "PLAN OF LIQUIDATION" means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Sun otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of Sun to holders of Capital Stock of Sun.

    "PREFERRED STOCK" means an Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

    "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any asset or property which is incurred within 180 days of such acquisition or completion of construction and is secured only by the assets so financed.

    "PURCHASE MONEY LIEN" means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under the Indenture and incurred solely to finance the acquisition of construction of such asset or property; PROVIDED that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction.

    "QUALIFIED EQUITY INTERESTS" shall mean all Equity Interests of Sun other than Redeemable Stock of Sun.

    "REDEEMABLE STOCK" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Qualified Equity Interests of the issuer), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

    "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

    "RELATED BUSINESS" means the business conducted by Sun and its Subsidiaries as of the date of the Indenture and any and all healthcare service businesses that in good faith judgment of the Board of Directors of Sun are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of Nursing Facilities, long-term and specialty healthcare services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, health maintenance organizations, insurance companies, preferred provider organizations or any other form of managed care business, health care information services business, distribution of medical supplies, geriatric care and home healthcare or other businesses which provide ancillary services to long-term and specialty healthcare facilities.

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    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than (i) Investments in Cash Equivalents, (ii) Investments in a Subsidiary of Sun, (iii) Investments in any Person that as a consequence of such Investment becomes a Subsidiary of Sun, (iv) Investments existing on the date of the Indenture, (v) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business, (vi) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchases at the Option of the Holders -- Asset Sales,"
(vii) Investments made as the result of the guarantee by Sun or any of its Subsidiaries of Indebtedness of a Person or Persons other than Sun or any Subsidiary of Sun that is secured by Liens on assets sold or otherwise disposed of by Sun or such Subsidiary to such Person or Persons, PROVIDED that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit Sun or such Subsidiary to foreclose on the pledged or mortgaged assets if Sun or such Subsidiary is required to perform under such guarantee, and (viii) Investments in any Related Business.

    "SENIOR DEBT" of Sun or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of Sun or such Guarantor unless, by the terms of the instrument creating or evidencing such indebtedness, it is expressly designated not to be senior in right of payment to the Notes or the applicable Guarantee; PROVIDED that in no event shall Senior Debt include (i) Indebtedness to any Subsidiary of Sun or any officer, director or employee of Sun or any Subsidiary of Sun, (ii) Indebtedness incurred in violation of the terms of the Indenture, (iii) Indebtedness to trade creditors, (iv) Redeemable Stock and (v) any liability for taxes owed or owing by Sun or such Guarantor.

    "SENIOR REVOLVING DEBT" means revolving credit loans and letters of credit outstanding from time to time under the Credit Agreement.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 or Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

    "STOCKHOLDERS' EQUITY" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of Sun or a Guarantor that is subordinated in right of payment to the Notes or such Subsidiary's Guarantee of the Notes, as applicable.

    "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, trust or other Person of which (or in which) more than 50% of (i) the outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital of any other class or classes shall or might have voting power upon the occurrence of any contingency), (ii) the ownership interests having voting power to elect persons performing functions similar to the board of directors, (iii) the interest in the capital or profits of such partnership or joint venture, (iv) the beneficial interest of such trust, or (v) the equity interest of such other Person, is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

    "SUN SYSTEMS, INC." means Sun Systems, Inc., a Delaware corporation, in which Sun expects to have the right to acquire a majority of the outstanding Equity Interests.

    "U.K. CREDIT AGREEMENTS" means (i) that certain Facility Agreement, dated as of August 30, 1996, between Ashbourne plc, Ashbourne Homes (Developments) Limited, Ashbourne Homes plc, Larstrike Limited, Sedbury Park Limited (collectively, the "Ashbourne Group"), The Governor and Company of the Bank of Scotland, and the other banks and financial institutions that are parties thereto, providing for L25.0 million in aggregate principal amount of revolving credit; (ii) that certain Facility Agreement, dated as of August 30, 1996, between the Ashbourne Group, Midland Bank plc, and the other banks and financial institutions that are parties thereto, providing for L25.0 million in aggregate principal amount of revolving credit and (iii) that certain Credit Facility Agreement with Lloyds Bank plc in the aggregate principal amount of up to L14.0 million, including in (i), (ii) and (iii) above, any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, increased, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

    The Notes sold to Qualified Institutional Buyers initially will be in the form of one or more registered global book-entry notes without interest coupons (collectively, the "U.S. Global Notes"). Upon issuance, the U.S. Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("the Depository"), in New York, New York, and registered in the name of the Depository or its nominee, in each case for credit to the accounts of Direct and Indirect Participants (as defined below). The Notes being offered and sold in offshore transactions in reliance on Regulation S, if any, initially will be in the form of one or more temporary, registered, global book-entry notes without interest coupons (the "Reg S Temporary Global Notes"). The Reg S Temporary Global Notes will be deposited with the Trustee, as custodian for the the Depository, in New York, New York, and registered in the name of a nominee of the Depository (a "Nominee") for credit to the accounts of Indirect Participants at the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("CEDEL"). During the 40-day period commencing on the day after the later of the offering date and the Issue Date (the "40 Day Restricted Period"), beneficial interests in the Reg S Temporary Global Notes may be held only through Euroclear or CEDEL, and, pursuant to the Depository's procedures, Indirect Participants that hold a beneficial interest in the Reg S Temporary Global Note will not be able to transfer such interest to a person that takes delivery thereof in the form of an interest in the U.S. Global Notes. Within a reasonable time after the expiration of the 40 Day Restricted Period, the Reg S Temporary Global Notes will be exchanged for one or more permanent global notes (the "Reg S Permanent Global Notes"; collectively with the Reg S Temporary Global Notes, the "Reg S Global Notes") upon delivery to the Depository of certification of compliance with the transfer restrictions applicable to the Notes and pursuant to Regulation S as provided in the Indenture. After the 40 Day Restricted Period, (i) beneficial interests in the Reg S Permanent Global Notes may be transferred to a person that takes delivery in the form of an interest in the U.S. Global Notes and (ii) beneficial interests in the U.S. Global Notes may be transferred to a person that takes delivery in the form of an interest in the Reg S Permanent Global Notes, PROVIDED, in each case, that the certification requirements described below are complied with. All registered, global book-entry notes referred to herein are collectively "Global Notes."

    Beneficial interests in all Global Notes and all Certificated Notes (as defined below) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notices to Investors." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of the Depository and its Direct or Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

    The Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "-- Exchange of Global Notes for Certificated Notes."

    Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DEPOSITARY PROCEDURES

    The Depository has advised the Company that the Depository is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to the Depository's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). The Depository may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participation and/or Indirect Participant, and not on the records maintained by the Depository.

    The Depository has also advised the Company that, pursuant to the Depository procedures, (i) upon deposit of the Global Notes, the Depository will credit the accounts of Direct Participants designated by the Initial Purchaser with portions of the principal amount of Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) the Depository will maintain records of the ownership interests of Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. The Depository will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and the Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    Investors in the U.S. Global Notes may hold their interests therein directly through the Depository if they are Direct Participants in the Depository or indirectly through organizations which are Direct Participants in the Depository. Investors in the Reg S Temporary Global Notes may hold their interests therein directly through Euroclear or CEDEL or indirectly through organizations which are participants in Euroclear or CEDEL. After the expiration of the 40 Day Restricted Period (but not earlier), investors may hold interests in the Reg S Permanent Global Notes through organizations other than Euroclear and CEDEL that are Direct Participants in the the Depository system. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Citibank, N.A. is the operator and depository of CEDEL (each a "Nominee" of the Depository for the benefit of Euroclear and CEDEL, respectively). Therefore, they will each be recorded on the Depository's records as the registered holders of all ownership interests held by them as depositary for Euroclear and CEDEL, respectively. Euroclear and CEDEL will maintain on their records the ownership interests, and transfers of ownership interests by and between, their own customer's securities accounts. The Depository will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, customers of Euroclear or CEDEL. All ownership interests in any Global Notes, including those of customers' securities accounts held through Euroclear or CEDEL, may be subject to the procedures and requirements of the Depository.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because the Depository can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in the Depository, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

    EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of the Depository or its nominee will be payable by the Trustee to the Depository or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of the Depository's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of the Depository or any of its Direct Participants or Indirect Participants.

    The Depository has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective holdings in principal amount of its ownership interests in the Global Notes as shown on the Depository's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of the Depository, the Trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by the Depository or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depository or its nominee as the registered owner of the Notes for all purposes.

    The Global Notes will trade in the Depository's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in the Depository will be effected in accordance with the Depository's procedures and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or CEDEL) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between Direct Participants in the Depository, on the one hand, and Indirect Participants who hold interests in the Notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear or CEDEL's respective Nominee through the Depository in accordance with the Depository's rules on behalf of Euroclear or CEDEL, HOWEVER, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and UK time for CEDEL). Indirect Participants who hold interest in the Notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in the Depository, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to the Depository.

    Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the Notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in the Depository will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of the Depository in New York. Although recorded in the Depository's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Reg S Permanent Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "-- Exchange of Global Notes for Certificated Notes."

    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Reg S Permanent Global Notes and in the U.S. Global Notes among Direct Participants Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    PAYMENTS; CERTIFICATIONS BY HOLDERS OF REG S TEMPORARY GLOBAL NOTES

    An Indirect Participant who holds an interest in the Reg S Temporary Global Notes through Euroclear or CEDEL must provide Euroclear or CEDEL, as the case may be, with a certificate in the form required by the Indenture that such Indirect Participant is either not a U.S. Person (as defined below) or has purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or CEDEL, as the case may be, must provide to the Trustee (or the Paying Agent, if other than the Trustee) a certificate in the form required by the Indenture prior to (i) the payment of interest or principal with respect to such Indirect Participant's beneficial interests in such Reg S Temporary Global Notes or (ii) any exchange of such beneficial interests for beneficial interests in Reg S Permanent Global Notes.

    "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), and (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); PROVIDED, HOWEVER, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

    EXCHANGE OF REG S NOTES FOR OTHER GLOBAL NOTES AND VICE VERSA

    Prior to the expiration of the 40 Day Restricted Period, an Indirect Participant who holds an interest in the Reg S Temporary Global Note through Euroclear or CEDEL will not be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S. Global Notes. After the expiration of the 40 Day Restricted Period, an Indirect Participant who holds an interest in Reg S Permanent Global Notes will be permitted to transfer its interest to a U.S. Person who takes delivery in the form of an interest in U.S Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with the restrictions on transfer set forth under "Notice to Investors" and set forth in the legend printed on the Reg S Permanent Global Notes.

    Prior to the expiration of the 40 Day Restricted Period, a Direct or Indirect Participant who holds an interest in the U.S. Global Note will not be permitted to transfer its interests to any person that takes delivery thereof in the form of an interest in the Reg S Temporary Global Notes. After the expiration of the 40 Day Restricted Period, a Direct or Indirect Participant who holds an interest in U.S. Global Notes may transfer its interests to a person who takes delivery in the form of an interest in Reg S Permanent Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S.

    Transfers involving an exchange of a beneficial interest in Reg S Global Notes for a beneficial interest in U.S. Global Notes or vice versa will be effected by DTC by means of an instruction originated by the Trustee through DTC/Deposit Withdraw at Custodian (DWAC) system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the one Global Note and a corresponding increase in the principal amount of the other Global Note, as applicable. Any beneficial interest in the one Global Note that is transferred to a person who takes delivery in the form of the other Global Note will, upon transfer, cease to be an interest in such first Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

    EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes.

    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, on behalf of such Direct or Indirect Participant, to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

    Neither the Company, the Guarantors nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD NOTES FOR NEW NOTES

    The following summary describes the principal U.S. federal income tax consequences to Noteholders of the exchange of the Old Notes for New Notes. This summary is intended to address the beneficial owners of Notes that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the New Notes as capital assets.

    The exchange of Old Notes for New Notes (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Note whose Old Note is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering holder's tax basis in the New Notes will be the same as such holder's tax basis in its Old Notes. A tendering holder's holding period for the New Notes received pursuant to the Exchange Offer will include its holding period for the Old Notes surrendered therefor.

    ALL HOLDERS OF OLD NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters as to the validity of the New Notes and certain United States Federal income taxation matters will be passed upon by Shearman & Sterling, San Francisco, California.

                                    EXPERTS

    The consolidated financial statements and schedules of Sun Healthcare Group, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement and the consolidated financial statements of Regency Health Services, Inc. and subsidiaries as of and for the year ended December 31, 1996 included in Sun Healthcare Group, Inc. and subsidiaries' Current Report on Form 8-K/A-2 filed with the Securities and Exchange Commission on April 16, 1998 and incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP*, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

------------------------

*   Consent to be filed by amendment.

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-------------------------------------------
                                     -------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE UNDER THE RELIED UPON AS HAVING BEEN AS AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                            ------------------------

                                                   PAGE
                                                 ---------
Available Information..........................          7
Incorporation of Certain Documents by
 Reference.....................................          7
Prospectus Summary.............................          9
Risk Factors...................................         16
Use of Proceeds................................         32
Ratio of Earnings to Fixed Charges.............         33
Selected Consolidated Financial Data...........         34
The Exchange Offer.............................         36
Description of New Notes.......................         44
Certain U.S. Federal Income Tax Consequences...         74
Plan of Distribution...........................         75
Legal Matters..................................         75
Experts........................................         75

                                     [LOGO]

                               OFFER TO EXCHANGE
                      9 3/8% SERIES B SENIOR SUBORDINATED
                                 NOTES DUE 2008
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                   AS AMENDED
                          FOR ANY AND ALL OUTSTANDING
                      9 3/8% SERIES A SENIOR SUBORDINATED
                                 NOTES DUE 2008

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                            , 1998

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    As authorized by Section 102(b)(7) of the DGCL, Sun's Certificate of Incorporation limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Sun has also entered into indemnification agreements with certain of its officers and with its directors and also provides insurance coverage to such parties.

    Sun has entered into a Registration Rights Agreements with certain of the Holders. Such Registration Rights Agreement provides for indemnification by such Holders and its officers and directors, and by the Company of such Holders, for certain liabilities arising under the Act or otherwise.

ITEM 21.  EXHIBITS.

 EXHIBIT NUMBER                                          EXHIBIT DESCRIPTION
-----------------  -----------------------------------------------------------------------------------------------
Exhibit 1.1        Purchase Agreement, dated as of April 29, 1998, among Sun Healthcare Group, Inc. and Bear,
                     Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan & Co.,
                     NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as Initial Purchasers

Exhibit 1.2        Amendment No. 1 to Purchase Agreement, dated as of May 26, 1998, among Sun Healthcare Group,
                     Inc. and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P.
                     Morgan & Co., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as Initial
                     Purchasers

Exhibit 4.1        Form of 9 3/8% Senior Subordinated Notes due 2008 (included in Exhibit 4.2)

Exhibit 4.2        Indenture, dated as of May 4, 1998, among Sun Healthcare Group, Inc., the Guarantors named therein and U.S. Bank Trust National Association, as Trustee, relating to 9 3/8% Senior
                     Subordinated Notes due 2008 (included as an exhibit to Sun's Form 10-Q for the quarterly period ended March 31, 1998)

 EXHIBIT NUMBER                                          EXHIBIT DESCRIPTION
-----------------  -----------------------------------------------------------------------------------------------
Exhibit 4.3        Registration Rights Agreement, dated as of May 4, 1997, between Sun Healthcare Group, Inc., the
                     Guarantors named therein and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
                     Securities Corporation, J.P. Morgan & Co., NationsBanc Montgomery Securities LLC and
                     Schroeder & Co. Inc., as Initial Purchasers (included as an exhibit to Sun's Form 10-Q for the quarterly period ended March 31, 1998)

Exhibit 5.1        Form of Opinion of Shearman & Sterling relating to the New Notes

Exhibit 8.1        Form of Opinion of Shearman & Sterling (Tax)

Exhibit 12         Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1       Form of Consent of Independent Public Accountants

Exhibit 23.2*      Consent of Arthur Andersen LLP

Exhibit 23.3       Consent of Shearman & Sterling (included in Exhibit 5.1)

Exhibit 23.4       Consent of Shearman & Sterling (included in Exhibit 8.1)

Exhibit 24.1       Powers of Attorney (included on page II-4 of this Registration Statement)

Exhibit 25.1*      Statement of Eligibility of U.S. Bank Trust National Association, as Trustee, relating to the
                     Senior Subordinated Notes due 2008, on Form T-1

Exhibit 99.1       Form of Letter of Transmittal

Exhibit 99.2       Form of Notice of Guaranteed Delivery

Exhibit 99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Exhibit 99.4       Form of Letter to Clients

------------------------

*   To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses is incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 31st day of July, 1998.

                                SUN HEALTHCARE GROUP, INC. ("SUN")

                                By:              /s/ MARK G. WIMER
                                     ------------------------------------------
                                                   Mark G. Wimer
                                       PRESIDENT AND CHIEF OPERATING OFFICER

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints each of William C. Warrick, Robert F. Murphy and Robert D. Woltil, as his attorney-in-fact to sign this Registration Statement on his behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ ANDREW L. TURNER       Chairman of the Board and      July 31, 1998
 ----------------------------     Chief Executive Officer
       Andrew L. Turner           of Sun Healthcare Group,
                                  Inc.

      /s/ MARK G. WIMER         President, Chief Operating     July 31, 1998
 ----------------------------     Officer and Director of
        Mark G. Wimer             Sun Healthcare Group,
                                  Inc.; Director of
                                  Worcester Nursing
                                  Center, Inc., SunBridge,
                                  Inc. and each subsidiary
                                  listed on Annex B;
                                  Senior Vice President of
                                  Retirement Care
                                  Associates, Inc. and
                                  Willow Way, Inc.; Senior
                                  Vice President and
                                  Director of Riviera
                                  Retirement, Inc., Sea
                                  Side Retirement, Inc.,
                                  Summers Landing, Inc.,
                                  Sun Coast Retirement,
                                  Inc. and each subsidiary
                                  listed on Annex G;
                                  Director and Vice
                                  President of each
                                  subsidiary on Annex I

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ ROBERT D. WOLTIL       Chief Financial Officer        July 31, 1998
 ----------------------------     and Director of Sun
       Robert D. Woltil           Healthcare Group, Inc.,
                                  SHG Netherlands I, Inc.,
                                  Pro-Scription, Inc.,
                                  Willow Way, Inc.,
                                  Riviera Retirement,
                                  Inc., Sea Side
                                  Retirement, Inc.,
                                  Summers Landing, Inc.,
                                  Sun Coast Retirement,
                                  Inc., and each
                                  subsidiary listed on
                                  Annexes G and H;
                                  President, Chief
                                  Financial Officer and
                                  Director of Regency
                                  Health Services, Inc.,
                                  Retirement Care
                                  Associates, Inc., Sun
                                  Lane Purchase
                                  Corporation, Masthead
                                  Corporation, Sunmark of
                                  New Mexico, Inc., SHG
                                  International Holdings,
                                  Inc. and each subsidiary
                                  listed on Annex I; Chief
                                  Financial Officer and
                                  Director of SunQuest
                                  Consulting, Inc. and
                                  Worcester Nursing
                                  Center, Inc.; Chief
                                  Financial Officer of Cal
                                  Med, Inc. (both on
                                  behalf of Cal-Med, Inc.
                                  and as a member of
                                  Accelerated Care Plus,
                                  LLC), HC, Inc. (both on
                                  behalf of HC Inc. and as
                                  a member of Accelerated
                                  Care Plus, LLC) and each
                                  subsidiary listed on
                                  Annex A; President,
                                  Chairman of the Board,
                                  and Director of
                                  SunBridge, Inc.,
                                  SunSolution, Inc. and
                                  each subsidiary listed
                                  on Annexes B, C, D, and
                                  E; Chief Financial
                                  Officer of Mediplex
                                  Management of Port St.
                                  Lucie, Inc., as General
                                  Partner of Savannas
                                  Hospital Limited
                                  Parnership; Chief
                                  Financial Officer of
                                  Mediplex of New Jersey,
                                  Inc., as General Partner
                                  of West Jersey/Mediplex
                                  Rehabilitation L.P.

    /s/ WILLIAM R. ANIXTER      Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
      William R. Anixter

    /s/ ANDREW P. MASETTI       Vice President--Finance of     July 31, 1998
 ----------------------------     Sun Healthcare Group,
      Andrew P. Masetti           Inc.

                                Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
         Zev Karkomi

     /s/ JOHN E. BINGAMAN       Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
       John E. Bingaman

  /s/ JAMES R. TOLBERT, III     Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
    James R. Tolbert, III

    /s/ LOIS E. SILVERMAN       Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
      Lois E. Silverman

     /s/ R. JAMES WOOLSEY       Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
       R. James Woolsey

                                Director of Sun Healthcare     July 31, 1998
 ----------------------------     Group, Inc.
        Martin G. Mand

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ ROBERT A. LEVIN        President and Director of      July 31, 1998
 ----------------------------     HTA of New Jersey, Inc.;
       Robert A. Levin            Director of SunSolution,
                                  Inc., Sun Quest
                                  Consulting, Inc., Willow
                                  Way, Inc. and each
                                  subsidiary listed on
                                  Annex D;

   /s/ WARREN C. SCHELLING      President and Director of      July 31, 1998
 ----------------------------     each subsidiary listed
     Warren C. Schelling          on Annex C; Director and
                                  Senior Vice President of
                                  Pro-Scription, Inc. and
                                  each subsidiary listed
                                  on Annex H

    /s/ WILLIAM C. WARRICK      Vice President and             July 31, 1998
 ----------------------------     Controller (on behalf of
      William C. Warrick          Sun Healthcare Group,
                                  Inc. as the sole member
                                  of Sun Healthcare
                                  (Europe) L.L.C.); of
                                  Regency Health Services,
                                  Inc., Pro-Scription,
                                  Inc., Willow Way, Inc.,
                                  Riviera Retirement,
                                  Inc., Sea Side
                                  Retirement, Inc.,
                                  Summers Landing, Inc.,
                                  Sun Coast Retirement,
                                  Inc. and each subsidiary
                                  listed in Annexes A and
                                  G

       /s/ DALE ZULAUF          President of Worcester         July 31, 1998
 ----------------------------     Nursing Center, Inc. and
         Dale Zulauf              each subsidiary listed
                                  on Annex B

      /s/ MICHAEL SLICE         President of Pharmacy          July 31, 1998
 ----------------------------     Factors of California,
        Michael Slice             Inc., Pharmacy Factors
                                  of Florida, Inc.,
                                  Pharmacy Factors of
                                  Texas, Inc. and
                                  SunFactors, Inc.

       /s/ DAVID KNIESS         President of each              July 31, 1998
 ----------------------------     Subsidiary listed on
         David Kniess             Annex F.

       /s/ JERRY MEYER          President and Chief            July 31, 1998
 ----------------------------     Executive Officer of
         Jerry Meyer              SunBridge, Inc. and
                                  President of Riviera
                                  Retirement, Inc., Sea
                                  Side Retirement, Inc.,
                                  Summers Landing, Inc.
                                  and Sun Coast
                                  Retirement, Inc.

       /s/ TOM R. FUTCH         President and Chief            July 31, 1998
 ----------------------------     Executive Officer of Sun
         Tom R. Futch             Care Respiratory
                                  Services, Inc.

  /s/ MICHAEL S. WESTMILLER     President of SunQuest          July 31, 1998
 ----------------------------     Consulting, Inc.
    Michael S. Westmiller

     /s/ JOHN W. DRISCOLL       President of First Class       July 31, 1998
 ----------------------------     Pharmacy, Inc., Pro-
       John W. Driscoll           Scription, Inc. and
                                  Sunscript Pharmacy
                                  Corporation

     /s/ ROBERT F. MURPHY       Director of Regency Health     July 31, 1998
 ----------------------------     Services, Inc.,
       Robert F. Murphy           Retirement Care
                                  Associates, Inc.,
                                  Masthead Corporation,
                                  SunLane Purchase
                                  Corporation, SHG
                                  International Holdings,
                                  Inc. and Sunmark of New
                                  Mexico, Inc. and SHG
                                  Netherlands I, Inc.

     /s/ PETER STEENBLOCK       President and Chief            July 31, 1998
 ----------------------------     Executive Officer of
       Peter Steenblock           SunAlliance Health
                                  Services, Inc., Director
                                  of Golan Healthcare
                                  Group, Inc. and
                                  President of Willow Way,
                                  Inc.

    /s/ TIMOTHY J. COBURN       President, Chief Executive     July 31, 1998
 ----------------------------     Officer and Director of
      Timothy J. Coburn           Golan Healthcare Group,
                                  Inc.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
      /s/ DONALD F. FOX         President of SunChoice         July 31, 1998
 ----------------------------     Medical Supply, Inc. and
        Donald F. Fox             each subsidiary listed
                                  on Annex H

      /s/ KENNETH NOONAN        President and Director of      July 31, 1998
 ----------------------------     SunSolution, Inc.
        Kenneth Noonan

     /s/ JENNIFER CLARKE        President of SunPlus Home      July 31, 1998
 ----------------------------     Health Services, Inc.,
       Jennifer Clarke            Americare Homecare, Inc.
                                  and Care Home Health
                                  Services.

      /s/ LARRY STEUDLE         President of each              July 31, 1998
 ----------------------------     subsidiary listed on
        Larry Steudle             Annex E.

                                    ANNEX A

Americare Homecare
Americare of West Virginia, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Braswell Enterprises, Inc.
Brittany Rehabilitation Center, Inc.
Care Enterprises, Inc.
Care Enterprises West
Care Home Health Services
Carmichael Rehabilitation Center
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Evergreen Rehabilitation Center
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
G-WZ of Stamford, Inc.
Glendora Rehabilitation Center
Glenville Health Care Corp.
Golan Healthcare Group, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center
Heritage Rehabilitation Center
Heritage-Torrance Rehabilitation Center
HTA of New Jersey, Inc.
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center, Inc.
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Marion Health Care Corp.
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.

                               ANNEX A CONTINUED

Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Orange Rehabilitation Hospital, Inc.
Pacific Beach Physical Therapy, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center
Peachwood Physical Therapy Corporation
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
P.M.N.F. Management, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency High School, Inc.
Regency-North Carolina, Inc.
Regency Outpatient Services, Inc.
Regency Rehab Hospitals, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
Regency-Tennessee, Inc.
RHS Management Corporation
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
San Bernadino Rehabilitation Hospital, Inc.
SCRS & Communicology, Inc. of Ohio
Shandin Hills Rehabilitation Center
SHG International Holdings, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Stockton Rehabilitation Center, Inc.
SunAlliance Healthcare Services, Inc.
SunBridge, Inc.
Sun Care Corp
SunCare Respiratory Services, Inc.

                               ANNEX A CONTINUED

SunChoice Medical Supply, Inc.
SunDance Rehabilitation Corporation
SunFactors, Inc.
Sun Healthcare, Inc.
Sunmark of New Mexico
SunPlus Home Health Services, Inc.
SunQuest Consulting, Inc.
SunRise Healthcare Corporation
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
Willowview Rehabilitation Center

                                    ANNEX B

Americare of West Virginia, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Braswell Enterprises, Inc.
Brittany Rehabilitation Center, Inc.
Care Enterprises, Inc.
Care Enterprises West
Carmichael Rehabilitation Center
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Evergreen Rehabilitation Center
Fairfield Rehabilitation Center
Fullerton Rehabilitation Center
G-WZ of Stamford, Inc.
Glendora Rehabilitation Center
Glenville Health Care Corp.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center
Heritage Rehabilitation Center
Heritage-Torrance Rehabilitation Center
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center, Inc.
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Marion Health Care Corp.
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.

                               ANNEX B CONTINUED

Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center
P.M.N.F. Managment, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency High School, Inc.
Regency-North Carolina, Inc.
Regency-Tennessee, Inc.
RHS Management Corporation
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
Shandin Hills Rehabilitation Center
Spofford Land, Inc.
Stockton Rehabilitation Center, Inc.
Sun Care Corp
Sun Healthcare, Inc.
SunRise Healthcare Corporation
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
Willowview Rehabilitation Center

                                    ANNEX C

Americare Homecare, Inc.
Care Home Health Services
First Class Pharmacy, Inc.
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
SunChoice Medical Supply, Inc.
Sun Factors, Inc.
SunPlus Home Health Services, Inc.
Sunscript Pharmacy Corporation

                                    ANNEX D

Cal-Med, Inc.
Golan Healthcare Group, Inc.
HC, Inc.
HTA of New Jersey, Inc.
Pacific Beach Physical Therapy, Inc.
Peachwood Physical Therapy Corporation
Regency Outpatient Services, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
Special Medical Services, Inc.
SunAlliance Healthcare Services, Inc.
Sun Care Respiratory Services, Inc.
SunDance Rehabilitation Corporation
SunSpectrum Outpatient Rehabilitation-Concord, Inc.

                                    ANNEX E

Mediplex of Kentucky, Inc.
Orange Rehabilitation Hospital, Inc.
Regency Rehab Hospitals, Inc.
San Bernadino Rehabilitation Hospital, Inc.
Sunrise Healthcare of Colorado, Inc.

                                    ANNEX F

Cal-Med, Inc.
HC, Inc.
Pacific Beach Physical Therapy, Inc.
Peachwood Physical Therapy Corporation
Regency Outpatient Services, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
SCRS & Communicology, Inc. of Ohio
Special Medical Services, Inc.
SunDance Rehabilitation Corporation
SunSpectrum Outpatient Rehabilitation-Concord, Inc.

                                    ANNEX G

Bibb Health & Rehabilitation, Inc.
Brent-Lox Hall Nursing Home, Inc.
Charlton Healthcare, Inc.
Duval Healthcare Center, Inc.
Gainesville Healthcare Center, Inc.
Gardendale Health Care Center, Inc.
Jeff Davis Healthcare, Inc.
Lake Forest Healthcare Center, Inc.
Lake Health Care Center, Inc.
Libbie Rehabilitation Center, Inc.
Maplewood Health Care Center of Jackson, Tennessee, Inc.
Mid-Florida, Inc.
Phoenix Associates, Inc.
Pine Manor Rest Home, Incorporated
Roberta Health Care Center, Inc.
Southside Health Care Center, Inc.
Statesboro Health Care Center, Inc.
West Tennessee, Inc.
Woodbury Health Care Center, Inc.

                                    ANNEX H

Americare Group Purchasing, Inc.
Americare Health Services Corp.
AmeriDyne Corporation
Atlantic Medical Supply Company, Inc.
Contour Medical of Central Florida, Inc.
Contour Medical, Inc.
Contour Medical-Michigan
Facility Supply, Inc.
Quest Medical Supply, Inc.

                                    ANNEX I

Capitol Care Management Company, Inc.
Crescent Medical Services, Inc.
F & L Associates, Inc.
Quality N.H.F. Leasing, Inc.
Renaissance Retirement, Inc.
Retirement Management Corp.

                                 EXHIBIT INDEX

 EXHIBIT NUMBER                                          EXHIBIT DESCRIPTION
-----------------  -----------------------------------------------------------------------------------------------
Exhibit 1.1        Purchase Agreement, dated as of April 29, 1998, among Sun Healthcare Group, Inc. and Bear,
                     Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan & Co.,
                     NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as Initial Purchasers

Exhibit 1.2        Amendment No. 1 to Purchase Agreement, dated as of May 26, 1998, among Sun Healthcare Group,
                     Inc. and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P.
                     Morgan & Co., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., as Initial
                     Purchasers

Exhibit 4.1        Form of 9 3/8% Senior Subordinated Notes due 2008 (included in Exhibit 4.2)

Exhibit 4.2        Indenture, dated as of May 4, 1998, among Sun Healthcare Group, Inc., the Guarantors named therein and U.S. Bank Trust National Association, as Trustee, relating to 9 3/8% Senior
                     Subordinated Notes due 2008 (included in exhibit to Sun's Form 10-Q for the quarterly period ended March 31, 1998)

Exhibit 4.3        Registration Rights Agreement, dated as of May 4, 1998, between Sun Healthcare Group, Inc., the
                     Guarantors named therein and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
                     Securities Corporation, J.P. Morgan & Co., and NationsBanc Montgomery Securities LLC and
                     Schroder & Co. Inc., as Initial Purchasers (included as an exhibit to Sun's Form 10-Q for the quarterly period ended March 31, 1998)

Exhibit 5.1        Form of Opinion of Shearman & Sterling relating to the New Notes

Exhibit 8.1        Form of Opinion of Shearman & Sterling (tax)

Exhibit 12         Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1       Form of Consent of Independent Public Accountants

Exhibit 23.2*      Consent of Arthur Andersen LLP

Exhibit 23.3       Consent of Shearman & Sterling (included in exhibit 5.1)

Exhibit 23.4       Consent of Shearman & Sterling (included in exhibit 8.1)

Exhibit 24.1       Powers of Attorney (included on page II-4 of this Registration Statement)

Exhibit 25.1*      Statement of Eligibility of U.S. Bank Trust National Association, as Trustee, relating to the
                     Senior Subordinated Notes due 2008, on Form T-1

Exhibit 99.1       Form of Letter of Transmittal

Exhibit 99.2       Form of Notice of Guaranteed Delivery

Exhibit 99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Exhibit 99.4       Form of Letter to Clients

------------------------

*   To be filed by amendment.